                                                                     EXHIBIT 2.1


                   ========================================


                          SALE AND PURCHASE AGREEMENT


                                by and between


                             HERCULES INCORPORATED


                                      and


                         GEO SPECIALTY CHEMICALS, INC.


                          Dated as of March 27, 2001

                      ___________________________________


                              Peroxides Division


                   ========================================

                          SALE AND PURCHASE AGREEMENT
                               TABLE OF CONTENTS

                   ARTICLE 1 - DEFINITIONS AND USE OF TERMS

1.1.    Definitions.......................................................    1
1.2.    Annexes...........................................................    1
1.3.    Rules of Construction.............................................    1
1.4.    Time of Day.......................................................    2

                         ARTICLE 2 - SALE AND PURCHASE

2.1.    Sale and Purchase.................................................    2
2.2.    Excluded Items....................................................    4
2.3.    Peroxides Business Items of Hercules Affiliates...................    5
2.4.    Assumption of Liabilities.........................................    5
2.5.    Retained Liabilities..............................................    5
2.6.    Beringen Option...................................................    6
2.7.    Tolling Agreements................................................    6
2.8.    Plant Operating Agreement.........................................    6
2.9.    Human Resources Agreement.........................................    6
2.10.   Environmental Annex...............................................    6
2.11.   Transition Services Agreement.....................................    6
2.12.   Intercompany Accounts.............................................    6
2.13.   Interim Operations................................................    6
2.14.   Ancillary Intellectual Property...................................    7
2.15.   Commingled Items..................................................    7
2.16.   Amendment to Contracts............................................    7
2.17.   Peroxides Business Items Sold "As Is".............................    8
2.18.   Allocation; Taxes; Prorations.....................................    8
2.19.   Third Persons.....................................................    8

                          ARTICLE 3 - PURCHASE PRICE

3.1.    Purchase Price....................................................    9
3.2.    Post-Closing Adjustment...........................................    9

                              ARTICLE 4 - CLOSING

4.1.    Time and Place....................................................    9
4.2.    Deliveries by Hercules............................................   10
4.3.    Deliveries by Buyer...............................................   11
4.4.    Certain Assignments and Consents..................................   12

            ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF HERCULES

5.1.    Representations and Warranties of Hercules........................   13
5.2.    Organization, Good Standing and Corporate Power...................   13
5.3.    Hercules Peroxides Affiliates.....................................   14
5.4.    Financial Statements..............................................   14
5.5.    Absence of Changes in the Peroxides Business......................   14
5.6.    Conflicting Agreements; Restrictions..............................   15

5.7.    Title.............................................................   15
5.8.    Real Property.....................................................   15
5.9.    Personal Property.................................................   16
5.10.   Intellectual Property.............................................   17
5.11.   Contracts and Agreements..........................................   17
5.12.   Inventories.......................................................   18
5.13.   Accounts Receivable...............................................   19
5.14.   [Intentionally Omitted.]..........................................   19
5.15.   Customers.........................................................   19
5.16.   Suppliers.........................................................   19
5.17.   Consents..........................................................   19
5.18.   No Litigation.....................................................   19
5.19.   Non-Environmental Laws; Permits...................................   19
5.20.   Taxes.............................................................   20
5.21.   Environmental Matters.............................................   20
5.22.   Labor Matters.....................................................   20
5.23.   Complete Purchased Assets.........................................   21
5.24.   Insurance.........................................................   21
5.25.   Disclosure........................................................   21

              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF BUYER

6.1.    Representations and Warranties of Buyer...........................   21
6.2.    Organization, Good Standing and Corporate Power...................   22
6.3.    Conflicting Agreements; Restrictions..............................   22
6.4.    Insurance.........................................................   22
6.5.    Consents..........................................................   22
6.6.    No Litigation.....................................................   23

                      ARTICLE 7 - PRE-CLOSING AGREEMENTS

7.1.    Best Efforts......................................................   23
7.2.    Conduct of Business; Affirmative Covenants........................   23
7.3.    Conduct of Business; Negative Covenants...........................   24
7.4.    Public Announcements..............................................   25
7.5.    Required Notices..................................................   25
7.6.    Access............................................................   25
7.7.    Acquisition Proposals.............................................   25
7.8.    Casualty Loss.....................................................   26
7.9.    Real Estate Matters...............................................   26
7.9.2.  Franklin Plant....................................................   29

                      ARTICLE 8 - POST-CLOSING AGREEMENTS

8.1.    Non-Competition...................................................   30
8.2.    Accounts Receivable...............................................   31
8.3.    Further Assurances................................................   31
8.4.    Confidentiality Obligations.......................................   31
8.5.    Mail; Payments....................................................   32
8.6.    Name Change.......................................................   32

8.7.    Retention of Books and Records; Further Information..............    32
8.8.    Engineering Manuals..............................................    33
8.9.    Brokers..........................................................    33

                   ARTICLE 9 - BUYER'S CONDITIONS TO CLOSING

9.1.    Representations and Warranties...................................    34
9.2.    Compliance With Obligations and Conditions.......................    34
9.3.    No Claims or Orders Affecting Closing............................    34
9.4.    Approvals and Consents...........................................    34
9.5.    Super Contract Consents..........................................    34
9.6.    Deliveries.......................................................    34
9.7.    Ancillary Documents..............................................    34
9.8.    No Peroxides Material Adverse Effect.............................    34
9.9.    Title and Survey.................................................    35

                 ARTICLE 10 - HERCULES' CONDITIONS TO CLOSING

10.1.   Representations and Warranties...................................    35
10.2.   Compliance with Obligations and Conditions.......................    35
10.3.   No Claims or Orders Affecting Closing............................    35
10.4.   Approvals and Consents...........................................    35
10.5.   Deliveries.......................................................    35
10.6.   Ancillary Documents..............................................    35
10.7.   No Buyer Material Adverse Effect.................................    35

                     ARTICLE 11 -TERMINATION AND REMEDIES

11.1.   Termination......................................................    36
11.2.   Effect of Termination............................................    36

                   ARTICLE 12 - SURVIVAL AND INDEMNIFICATION

12.1.   Survival of Representations, Warranties and Covenants............    36
12.2.   Indemnification by Hercules......................................    37
12.3.   Indemnification by Buyer.........................................    37
12.4.   Procedure for Indemnification....................................   389
12.5.   Limitation on Indemnification....................................    39
12.6.   Payment..........................................................    40
12.7.   Ancillary Documents..............................................    40
12.8.   Subrogation......................................................    40
12.9.   Exclusive Remedy.................................................    40

                      ARTICLE 13 - RESOLUTION OF DISPUTES

13.1.   Resolution Procedure.............................................    40
13.2.   Resolution Panel.................................................    41
13.3.   Exchange of Written Statements...................................    41
13.4.   Good Faith Negotiations..........................................    41
13.5.   Determination of Resolution Panel................................    41
13.6.   Arbitration......................................................    41
13.7.   Injunctive Relief................................................    42

                            ARTICLE 14 - MISCELLANEOUS

14.1.   Entire Agreement.............................................        42
14.2.   Successors and Assigns; Third Party Beneficiaries............        42
14.3.   Headings.....................................................        43
14.4.   Modification and Waiver......................................        43
14.5.   Expenses.....................................................        43
14.6.   Notices......................................................        43
14.7.   Specific Performance and Other Remedies......................        45
14.8.   Governing Law................................................        45
14.9.   Bulk Sales Laws..............................................        45
14.10.  Counterparts.................................................        45
14.11.  Severability.................................................        45

Annexes, Exhibits and Schedules:

Annex I        Definitions and Use of Terms
Annex II       Human Resources Agreement
Annex III      Environmental Annex

Exhibit A      Form of Plant Operating Agreement
Exhibit B-1    Form of Tolling Agreement (Brunswick)
Exhibit B-2    Form of Tolling Agreement (Beringen)
Exhibit C      Form of Transition Services Agreement

Schedule 1.1          Knowledge Officers; Permitted Encumbrances
Schedule 2.1(a)(i)    Real Property
Schedule 2.1(c)       Equipment
Schedule 2.1(e)(1)    Bids
Schedule 2.1(e)(ii)   Product Contracts
Schedule 2.1(e)(iii)  Leases and Licenses - personal property
Schedule 2.1(e)(iv)   Leases and Licenses - real property
Schedule 2.1(g)       Trademarks and Service Marks
Schedule 2.2(c)       Excluded Equipment
Schedule 2.2(d)       Excluded Items
Schedule 2.3          Hercules Affiliates
Schedule 2.4(a)       Assumed Liabilities
Schedule 2.6          Intellectual Property Transfers
Schedule 2.13         Permits
Schedule 2.18(d)      Taxes Allocation
Schedule 5.3          Affiliates
Schedule 5.4          Financial Statements
Schedule 5.5(a)       Absence of Changes
Schedule 5.6          Conflicting Agreements - Hercules
Schedule 5.7          Title to Purchased Assets
Schedule 5.8(a)       Description of Real Property and Purchased Buildings
Schedule 5.8(b)       Leased Real Property
Schedule 5.8(c)       Real Property Compliance
Schedule 5.9(a)       Personal Property Locations
Schedule 5.9(b)       Leased Personal Property
Schedule 5.10(a)      Intellectual Property
Schedule 5.10(b)      Intellectual Property Compensation
Schedule 5.11(a)      Material Contracts
Schedule 5.11(c)      Material Contract Assignability
Schedule 5.12         Inventories
Schedule 5.13         Accounts Receivable
Schedule 5.14         Accounts Payable
Schedule 5.15         Hercules Consents
Schedule 5.16         Hercules Litigation
Schedule 5.17(b)      Permit Exceptions

Schedule 5.17(c)      Permit Transferability
Schedule 5.21         Complete Purchased Assets
Schedule 6.3          Conflicting Agreements - Buyer
Schedule 6.5          Buyer Consents
Schedule 6.6          Buyer Litigation
Schedule 7.2(a)       Conduct of Business

                          SALE AND PURCHASE AGREEMENT


          THIS SALE AND PURCHASE AGREEMENT, dated as of March 27, 2001, is by and between Hercules Incorporated, a Delaware corporation having offices at Hercules Plaza, 1313 N. Market Street, Wilmington, Delaware 19894-0001 ("Hercules"), and GEO Specialty Chemicals, Inc., an Ohio corporation, having offices at 28601 Chagrin Boulevard, Suite 210, Cleveland, Ohio 44122 ("Buyer"). Hercules and Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties" to this Agreement. Hercules is entering into this Agreement on behalf of itself and those of its Affiliates (as defined in Annex I) possessing Peroxides Business Items (as defined in Annex I), and Buyer
-------                                                     -------
is entering into this Agreement on behalf of itself and any of its Affiliates that will purchase such Peroxides Business Items.

          WHEREAS, Buyer desires to purchase certain assets and assume certain liabilities of the Hercules' Peroxides Business and Hercules desires to sell such assets to Buyer, all upon the terms and subject to the conditions contained in this Agreement and the other agreements described herein; and

          WHEREAS, the Parties now desire to enter into this Agreement pursuant to which, upon the terms and subject to the conditions contained in the Definitive Agreements (as defined in Annex I), the Transactions (as defined in
                                     -------
Annex I) will be effectuated;
-------
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                   ARTICLE 1  - DEFINITIONS AND USE OF TERMS

          1.1. Definitions.  For all purposes of this Agreement, the capitalized
               -----------
terms are defined as set forth in Annex I attached hereto.

          1.2. Annexes.  Exhibits, Schedules and Other References. References in
               -------
this Agreement to any "Annex," "Exhibit" or "Schedule," unless otherwise specified, refer to one of the Annexes, Exhibits or Schedules attached to this Agreement, and references made to an "Article" or a "Section," unless otherwise specified, refer to one of the Articles or Sections of this Agreement.

          1.3. Rules of Construction.  The plural form of any noun shall include
               ---------------------
the singular and the singular shall include the plural, unless the context requires otherwise. Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context requires otherwise. The terms "include", "includes", "including" and all other forms and derivations of such term shall mean including without limitation. The terms "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular article, section or paragraph of this Agreement. The "(s)" shall mean any one or more.

          1.4. Time of Day.  Unless otherwise provided herein, all references to
               -----------
a fixed time of day shall mean Eastern Standard Time or Eastern Daylight Savings Time, whichever is in effect on the date in question.

                         ARTICLE 2 - SALE AND PURCHASE

          2.1. Sale and Purchase.  Upon the terms and subject to the conditions
               -----------------
contained in this Agreement, at the Closing, Hercules shall (subject to Sections
2.16 and 4.4) sell, transfer, convey, assign and deliver to Buyer, free and clear of all Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire and accept from Hercules all of Hercules' right, title and interest in (including licensing interest) and to all of the assets and properties of any nature whatsoever, and wherever located, used solely or substantially in the Peroxides Business (even if accounted for or carried at zero value) other than the Excluded Items (each and all of the foregoing items defined as the "Purchased Assets"), including all of Hercules' right, title to and interest in and to the following:

               (a) subject to Section 7.9, with respect to the Gibbstown Plant, the land described on Schedule 2.1(a) and all rights, privileges, hereditaments
                      ---------------
and appurtenances appertaining thereto (the "Gibbstown Land"), together with all buildings, facilities and other structures and improvements situated thereon including, to the extent constituting real property under applicable law, all fixtures, installations, equipment and other property attached thereto or located thereon, or related thereto to be operated by Buyer pursuant to the terms of the Gibbstown Ground Lease (the "Gibbstown Buildings") (the Gibbstown Land and the Gibbstown Buildings are hereinafter collectively referred to as the "Gibbstown Plant");

               (b) with respect to the Franklin Plant, a leasehold interest in the land described on Schedule 2.1(b), pursuant to the Franklin Ground Lease,
                      ---------------
and all rights, privileges, hereditaments and appurtenances appertaining thereto (the "Franklin Land"), together with all buildings, facilities and other structures situated thereon, including, to the extent constituting real property under applicable law, all fixtures, installations, equipment and other property attached thereto or located thereon and as generally set forth under the Fixed Asset Schedule attached as Schedule 5.23, to be operated by Buyer pursuant to the terms of the Franklin Ground Lease, and subject to the terms of the Plant Operating Agreement (the "Franklin Buildings;" the Franklin Land and Franklin Buildings are hereinafter sometimes collectively referred to as the "Franklin Plant");

               (c) except for the Excluded Equipment, all machinery, equipment, fixtures, installations and other personal property, whether owned or leased, relating solely or substantially to the Peroxides Business, including all vehicles, furniture, tools, spare parts, supplies, items historically expensed, office and laboratory equipment, research facilities, materials, fuel, computer hardware, and other tangible personal property not normally included in inventory, including the items identified on Schedule 2.1(c)(i) (collectively,
                                             ------------------
the "Equipment"); provided, that any of the foregoing items that are now or have
                  --------
been located at the Gibbstown Plant within one year prior to the date of this Agreement, but which are not deemed to relate solely or substantially to the Peroxides Business, are listed in Schedule 2.1(c)(ii);
                                  -------------------

               (d) all inventory items (including raw materials, work in process, samples, finished goods and products and storeroom and other supplies) relating solely or substantially to the Peroxides Business, subject to consumption (collectively, "Inventories"); provided, that any of the foregoing
                                           --------
items that are now or have, within one year prior to the date of this Agreement, been located at the Gibbstown Plant but which are not deemed to relate solely or substantially to the Peroxides Business are listed in Schedule 2.1(d);
                                                      ---------------

               (e) except for the Excluded Contracts, all rights in, to and under the following contracts, agreements and commitments to the extent related to the Peroxides Business: (i) all Bids identified on Schedule 2.1(e)(i); (ii)
                                                      ------------------
all contracts, agreements and commitments and purchase orders for the purchase and sale of goods or services (including research, development, design and manufacturing services) including the Peroxides Material Contracts identified on
Schedule 2.1(e)(ii) and entered into by Hercules in connection with the
-------------------
operation of the Peroxides Business, and which in any case are not yet fully performed; (iii) all leases, subleases and licenses for the use of tangible personal property including the Peroxides Material Contracts listed on Schedule
                                                                       --------
2.1(e)(iii); (iv) all leases and licenses for the use of the Real Property or
-----------
Purchased Buildings identified on Schedule 2.1(e)(iv) and (v) all such other
                                  -------------------
contracts, agreements and commitments entered into by Hercules in the Ordinary Course of whatever nature which relate solely to the Peroxides Business (all of items (ii) through (iv), collectively, the "Contracts");

               (f) subject to Sections 8.6 and 8.8, all sales and promotional literature, books, records, files, plans, blueprints, drawings, designs, specifications, business records, customer lists, pricing information, and plans, studies, surveys, reports, correspondence, sales and promotional literature and other selling material related solely or substantially to the Peroxides Business;

               (g) subject to Sections 2.16 and 4.4, all Intellectual Property including all Peroxides Confidential Information, the patents, patent applications, inventions, trademarks and service marks listed on Schedule 2.1(g)
                                                                 ---------------
and all contracts, agreements and commitments pursuant to which Hercules or any of its Affiliates obtains from any Person the right to use any of the Intellectual Property and/or any of the Peroxides Confidential Information;

               (h) the right to enforce (i) all confidential information agreements restricting the right of any former or current employee or officer of Hercules or any of its Affiliates to disclose Peroxides Confidential Information and (ii) all "work for hire" and proprietary rights arrangements and agreements with any former or current employee or officer of Hercules or any Affiliate pursuant to which either (y) in accordance with applicable federal or state law, Hercules or such Affiliate has been accorded any ownership or use interest to the Intellectual Property thereby arising or (z) there has been conveyed to Hercules or such Affiliate by appropriately executed instruments any ownership or use interest to the Intellectual Property thereby arising;

               (i) subject to Section 8.2, all accounts receivable and notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, and any other rights to receive payments arising from customer accounts and all Claims arising therefrom (collectively, the "Accounts Receivable");

               (j) all rights, claims, credits, causes of action or rights of set-off against Third Persons relating to the Peroxides Business Items or the Peroxides Business, whether known or unknown, liquidated or unliquidated, fixed or contingent, and all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other Third Persons in connection with products or services to the extent purchased by or furnished to Hercules for use in the Peroxides Business, and to the extent transferable by Hercules;

               (k) all Permits, but only to the extent legally transferable by Hercules;

               (l) subject to Section 8.6, all stationery and other imprinted material and office supplies, and packaging and shipping materials related solely or substantially to the Peroxides Business;

               (m) all goodwill associated with the Purchased Assets and the Peroxides Business as a going concern;

               (n)  all Books and Records; and

               (o) all other properties and assets of every kind and nature, real or personal, tangible or intangible, related solely to the Peroxides Business, other than the Excluded Items.

          2.2. Excluded Items.  Notwithstanding anything to the contrary in this
               --------------
Agreement, the Purchased Assets shall not include any of the following assets or properties of Hercules or any of its Affiliates wherever located (collectively, the "Excluded Items"):

               (a)  except for the Purchased Assets described in
Section 2.1(a), (b), Schedule 2.1(c)(i), Section 2.1(e), (g), (h), (i), (j), (k)
                     ------------------
and (m), any assets, properties or business not solely or substantially related to the Peroxides Business, including the assets, properties or business related to the Excluded Resins Businesses, and all contracts, agreements and commitments, including the rights attributable to portions of any Contracts which relate to such Excluded Resins Businesses;

               (b) any assets, properties or business of Hercules, other than Purchased Assets, at Hercules manufacturing plants and facilities located in Brunswick, Georgia, Franklin, Virginia, U.S.A. and, subject to the Beringen Option, Beringen, Belgium;

               (c)  any of the equipment identified on Schedule 2.2(c)
                                                       ---------------
(collectively, the "Excluded Equipment");

               (d)  the items set forth on Schedule 2.2(d);
                                           ---------------

               (e) cash, cash equivalents and any other current assets as set forth on the Peroxides Business Financial Statements (except for Inventories and Accounts Receivable);

               (f)  Hercules' Insurance;

               (g) except as set forth in Section 8.6, the right to use the Hercules name, logos, trademarks (except for those part of the Purchased Assets), toll-free telephone numbers and internet website;

               (h) any computer software systems, programs and/or licenses used by Hercules or its Affiliates other than those used solely by the Peroxides Business;

               (i) items retained by Hercules pursuant to one of the Annexes hereto or to one of the Definitive Agreements; and

               (j) any right, title and interest in and to any of the foregoing items described in this Section 2.2, wherever located and whether now owned, leased or licensed, or acquired prior to the Closing.

          2.3. Peroxides Business Items of Hercules Affiliates. If Peroxides
               -----------------------------------------------
Business Items are in the possession of a Hercules Affiliate, then Hercules shall take or cause to be taken all such actions as may be necessary to cause such Peroxides Business Items to be conveyed to or assumed by Buyer, or a Buyer Affiliate, as the case may be, at the Closing. The Hercules Affiliates having possession of Peroxides Business Items and the Buyer Affiliates, if any, purchasing or assuming such Peroxides Business Items are listed and described on
Schedule 2.3.
------------

          2.4. Assumption of Liabilities.  Effective as of the Closing, Buyer
               -------------------------
shall assume and agree to pay, perform, discharge and satisfy each and all of the following liabilities set forth below in paragraphs (a) through (d) but only to the extent that such liabilities were incurred in the Ordinary Course (collectively the "Assumed Liabilities"):

               (a) all liabilities and obligations, including those described in Schedule 2.4(a) for goods and services relating solely or substantially to
   ---------------
the Peroxides Business to be received by Buyer after the Closing incurred in the Ordinary Course;

               (b) that portion of the Bids and Contracts (assumed pursuant to Section 2.1(e)) to be performed after the Closing;

               (c) all liabilities and obligations expressly assumed by Buyer pursuant to any provision of the Annexes hereto or of the Definitive Agreements, including all employee-related liabilities and obligations assumed by Buyer pursuant to the Human Resources Agreement; and

               (d) any warranty obligations of Hercules to replace defective goods sold or leased or re-perform services performed by or on behalf of Hercules with respect to the Peroxides Business, but only to the extent that reimbursement for such defective goods or the re-performance of such services is provided therefor by Hercules to Buyer.

          2.5. Retained Liabilities.  The Assumed Liabilities shall not include,
               --------------------
and Hercules shall retain, pay, perform, discharge and satisfy, all liabilities or obligations, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due, of Hercules or any of its Affiliates, whether arising prior to, on or after the Closing (collectively, the "Retained Liabilities"), including:

               (a) any liabilities or obligations related to the Excluded Items; and

               (b) any federal, state, local or foreign Taxes payable with respect to the Peroxides Business or the Purchased Assets before the Closing.

          2.6.  Beringen Option.  At the Closing, Buyer shall be granted an
                ---------------
option to purchase, for a purchase price equal to one dollar ($1.00), the plant and equipment of the Peroxides Business located in Beringen, Belgium (the "Beringen Option").

          2.7.  Tolling Agreements.  At the Closing, the Parties will enter into
                ------------------
the Tolling Agreements with respect to the ECHO A(R) vulcanizing agent and other products manufactured by Hercules at its manufacturing plant in Brunswick, Georgia, U.S.A. and the Beringen Plant, substantially in the form of
Exhibits B-1 and B-2 attached hereto. The Tolling Agreements will supersede any
------------     ---
prior agreements or course of business between the Peroxides Business, on the one hand, and Hercules and its Affiliates, on the other hand with respect to the ECHO A(R) vulcanizing agent and such other products in effect prior to the Closing.

          2.8.  Plant Operating Agreement.  At the Closing, the Parties will
                -------------------------
enter into the Plant Operating Agreement substantially in the form of Exhibit A
                                                                      ---------
attached hereto.

          2.9.  Human Resources Agreement.  In connection with the consummation
                -------------------------
of the Transactions, the Parties agree that the Human Resources Agreement attached hereto as Annex II sets forth the terms under which Buyer or one of its
                   --------
Affiliates will offer employment to Persons now employed by Hercules or its Affiliates in the Peroxides Business, and defining Buyer's and Hercules' respective liabilities and obligations with respect to salary, benefits and severance or other benefits of such employees.

          2.10. Environmental Annex.  In connection with the consummation of
                -------------------
the Transactions, the Parties agree that the Environmental Annex attached hereto as Annex III sets forth the obligations and liabilities of the Parties with
   ---------
respect to health, safety and environmental compliance.

          2.11. Transition Services Agreement.  At the Closing, the Parties
                -----------------------------
will enter into the Transition Services Agreement substantially in the form of Exhibit C attached hereto.
---------

          2.12. Intercompany Accounts.  Prior to or as of the Closing, Hercules
                ---------------------
will eliminate all outstanding amounts owing between the Peroxides Business on the one hand, and Hercules or any of its Affiliates on the other hand.

          2.13. Interim Operations.  While the Parties will diligently attempt
                ------------------
to have all necessary Permits transferred to Buyer effective as of the Closing Date, it is possible that some of the permits identified on Schedule 2.13 as
                                                            -------------
being required to be transferred or which must be obtained by Buyer will not have been transferred as of the Closing Date. In the event that a Permit has not been transferred as of such date, the Parties intend and acknowledge that Buyer, although having financial responsibility for the Peroxides Business Items (including the Gibbstown Plant and the Franklin Plant) as of the Closing, shall not have operational control of such Peroxides Business Items for which a Permit has not been transferred until the day following the transfer from Hercules to Buyer of such Permit. In the event that such transfer becomes effective on a date after the Closing Date, Hercules shall be deemed to operate the Gibbstown Plant and the Franklin Plant through the effective date of such transfer of such Permits for the benefit of Buyer; provided, that if Hercules incurs any costs or expenses during such interim
--------
period in connection with such operations of the Peroxides Business, Buyer shall be responsible for payment of all such costs or expenses.

          2.14. Ancillary Intellectual Property.
                -------------------------------

                (a) As of the Closing, Hercules grants to Buyer a royalty free, nonexclusive, non-transferable license (in all instances, except in the case of a sale by Buyer of all or substantially all of the Purchased Assets) with no right to sublicense, to practice Hercules non-Peroxides Business know-how which had been practiced incidentally by its Peroxides Business as a necessary (based upon past practices) part of its business prior to the Closing Date, but only to the extent to which this know-how was practiced by the Peroxides Business prior to the Closing Date and only for use by Buyer to practice the Peroxides Business subsequent to the Closing Date. The phrase "necessary (based upon past practices)" means that, when the relevant item has been consistently used by Hercules in the operation of the Peroxides Business, it shall be deemed necessary for purposes of interpretation of this Agreement.

                (b) As of the Closing, Hercules agrees not to assert against Buyer any claim of infringement resulting from Buyer's making, using, selling or offering for sale any article or process covered by one or more claims contained in any patent which Hercules owns or is licensed under which had been practiced incidentally by its Peroxides Business as a necessary (based upon past practices) part of its business prior to the Closing Date, but only to the extent to which such technology was practiced by the Peroxides Business prior to the Closing Date and which is necessary (based upon past practices) for Buyer to practice the Peroxides Business subsequent to the Closing Date.

          2.15. Commingled Items.  After the Closing Date, Buyer will have in
                ----------------
its possession various non-public documents, records and other non-Peroxides items relating to Hercules, and Hercules will have in its possession various non-public documents, records and other items relating to Buyer or the Peroxides Business (the "Commingled Items"). The Parties hereby acknowledge that it would be impractical to remove, destroy or return to the disclosing Party such Commingled Items; therefore, the Commingled Items will not be separated from or segregated in the Buyer or Hercules files, as the case may be, but the non-disclosing or relevant Party agrees that it shall not use or take any action to use the Commingled Items or any information contained therein.

          2.16. Amendment to Contracts.  The Parties acknowledge that some of
                ----------------------
the Contracts may relate to the sale, distribution or supply of, or otherwise relate, to both the Peroxides Business products and either Excluded Resins Businesses products or services to facilities not included in the Real Property. The Parties will cooperate and use reasonable commercial efforts to amend such Contracts to delineate the rights and obligations related to Peroxides Business products and to provide for the assignment of those rights and obligations to Buyer. In the event Hercules does not amend all such Contracts prior to Closing, it shall continue to perform the Peroxides Business components of such Contracts, as agent for Buyer, and in accordance with Section 4.4(a), until such amendment is made; provided,
                                                                     --------
that in serving as agent, Hercules shall not be required to make any additional payment or take any additional action not otherwise required under the terms of the Contract. If such amendment is not obtained, the Contract will be treated as subject to Section 4.4.

          2.17. Peroxides Business Items Sold "As Is".  EXCEPT AS PROVIDED
                ------------------------------------
OTHERWISE IN THE DEFINITIVE AGREEMENTS, THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES ARE BEING SOLD, PURCHASED, CONVEYED, ASSIGNED AND TRANSFERRED "AS IS, WHERE IS" IN WHATEVER EXISTENCE AND CONDITION AS OF THE CLOSING DATE, AND WITH NO OTHER REPRESENTATIONS AND/OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF ANY FUTURE BENEFIT.

          2.18. Allocation; Taxes; Prorations.
                -----------------------------

                (a) Subject to Section 2.18(b) each of Hercules and Buyer shall pay one-half of all documentary, sales, use, filing, transfer and similar Taxes payable as a result of the transfer of the Peroxides Business Items.

                (b) Buyer shall pay all of the documentary, filing, transfer and similar fees and costs, including Taxes, related to the transfer of the Intellectual Property. The Parties agree that the consideration given in respect of the transfer of the Peroxide Business Items is exclusive of any VAT (or similar tax) which may be chargeable in respect to such transfer and to the extent that VAT is so chargeable, then Buyer shall pay the amount properly chargeable in respect thereof. Buyer shall be responsible for stamp, duty, documentary taxes and similar taxes incurred, imposed, caused to become due or payable as a result of the actions of the Buyer, including the introduction of documents into a jurisdiction imposing such taxes.

                (c) All Taxes on the ownership or operation of the Real Property that accrue before the Closing shall be paid by Hercules and all such Taxes that accrue after the Closing shall be paid by Buyer; provided, that all
                                                            --------
such Taxes shall be pro-rated to the Closing Date. Notwithstanding the foregoing, any Taxes on or measured by the net income of any Party (including income and net worth Taxes) imposed or levied by or payable to any Taxing Authority shall be paid or payable by the Party upon which such Taxes are imposed or levied.

                (d) Hercules and the Buyer are free to take whatever position they deem appropriate regarding and allocation of the Purchase Price. Hercules and Buyer agree to meet twice within 45 days of Closing to discuss an allocation of the Purchase Price. If Hercules and the Buyer are able to agree in writing to an allocation of the Purchase Price, the Parties shall report the Transactions for all Tax purposes in accordance with such allocation. In any proceeding related to the determination of any Tax, neither Party shall contend or represent that such agreed to allocation is not correct.

          2.19. Third Persons.  The Transactions shall not enlarge any rights of
                -------------
any Third Person and nothing contained in the Definitive Agreements shall prevent a Party from contesting the rights or obligations of any Third Person, subject to such Party's obligations under Article 12.

                          ARTICLE 3 - PURCHASE PRICE

          3.1. Purchase Price.  As full consideration for the transfer of the
               --------------
Purchased Assets and the Peroxides Business from Hercules to Buyer, at the Closing Buyer shall assume the Assumed Liabilities and shall pay a purchase price (subject to adjustment as described in Section 3.2) in cash by wire transfer to Hercules of Ninety-Two Million Two Hundred Thousand U.S. Dollars ($92,200,000.00) (the "Purchase Price").

          3.2. Post-Closing Adjustment.  To the extent that there is a
               -----------------------
difference of greater than $100,000 (the "Deductible") between (i) the aggregate amount of Accounts Receivable and Inventories (less the amount of Inventories of the type described in Schedule 3.2) of the Peroxides Business as of the Closing,
                      ------------
as reflected on the Closing Date Peroxides Business Balance Sheet, and (ii) the aggregate amount of $11.1 million (i.e., the sum of the values of the Accounts Receivable and Inventories as of December 31, 2000), then the Purchase Price shall be adjusted up or down on a dollar-for-dollar basis for every dollar that the difference between the amount described in clause (i) and the amount described in clause (ii) exceeds the Deductible. If the aggregate amount described in clause (i) is greater than the aggregate amount described in clause
(ii), Buyer will pay the difference to Hercules, together with simple interest on such balance at the rate of eight percent (8%) per annum. If the aggregate amount described in clause (i) is less than the aggregate amount described in clause (ii), Hercules will pay the difference to Buyer, together with simple interest on such balance at the rate of eight percent (8%) per annum. The foregoing post-closing adjustment (the "Post-Closing Adjustment") shall be effectuated no more than ninety (90) days after the Closing Date by delivery by Hercules to Buyer of the Closing Date Peroxides Business Balance Sheet (including any supporting documentation related thereto), and subsequent payment, by Buyer or Hercules, as the case may be, of the Post-Closing Adjustment. Hercules shall deliver the Closing Date Peroxides Business Balance Sheet and such work papers to Buyer within sixty (60) days after the Closing Date. Any disputes related to this process will be resolved in accordance with the Dispute Resolution Procedure set forth in Article 13; provided, that
                                                          --------
following the Resolution Panel procedure, if the dispute remains unresolved, the Parties will engage a mutually acceptable independent accounting firm to review the documentation related to the Closing Date Peroxides Business Balance Sheet and related documentation for final determination. The Parties shall fully and timely cooperate, and shall cause their respective Affiliates to fully and timely cooperate with such accounting firm. Such accounting firm will submit its report to the Parties within sixty (60) days of being engaged and such report shall be final and binding on the parties. The fees of the accounting firm shall be borne by the Parties equally, said payments being due and payable thirty (30) days after presentation of an invoice for such service, unless there is a good faith contest to such invoice. Each Party and its representatives will make available their respective work papers to the other Party and the independent accounting firm.

                              ARTICLE 4 - CLOSING

          4.1. Time and Place.  Subject to the expiration of all applicable
               --------------
waiting periods under the HSR Act and the satisfaction of the conditions set forth in Articles 9 and 10, the consummation of the Transactions (the "Closing") shall occur at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001 at 10:00 a.m., local time, on April 27, 2001, or at such other time and location as the Parties may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date."

          4.2. Deliveries by Hercules. At the Closing, Hercules shall:
               ----------------------

               (a)  execute and deliver to Buyer the following:

                    (i)    the Plant Operating Agreement;

                    (ii)   the Transition Services Agreement;

                    (iii)  the Tolling Agreements;

                    (iv)   the Franklin Ground Lease;

                    (v)    the Franklin Declaration;

                    (vi)   the Franklin Utility Supply Agreement;

                    (vii)  the Gibbstown Ground Lease;

                    (viii) the Gibbstown Easements, as applicable;

                    (ix)   the Bill of Sale;

                    (x)    the Human Resources Agreement;

                    (xi) a certificate of a duly authorized officer of Hercules, dated as of the Closing Date, reasonable in form and substance, certifying as to the satisfaction of the conditions specified in Sections 9.1 and 9.2; and

                    (xii) such special warranty deeds, bills of sale, endorsements, assignments, licenses and other instruments and documents, reasonably satisfactory to Buyer, necessary or appropriate to vest in Buyer as of the Closing Date good and marketable title to the Purchased Assets, free and clear of any Encumbrances other than Permitted Encumbrances.

               (b) in addition to the items referenced above, with respect to the Owned Real Property and Leased Real Property, cause to be delivered the following:

                    (i) a written certification ("FIRPTA Certificate") in a form reasonably satisfactory to Buyer and dated no earlier than ten (10) days prior to the Closing Date, which certification shall be in compliance with
Section 1445 of the Internal Revenue Code and the Treasury Regulations thereunder that are imposed by the Foreign Investment in Real Property Tax Act (the "Act"), certifying that Hercules is not a person or entity subject to withholding under the Act, and containing Hercules' tax identification number and address;

                    (ii) such instruments, affidavits and indemnifications as may be reasonably required by the Title Company in order to issue the Title Policies, including a so-called "GAP Indemnity," pursuant to which Hercules shall indemnify the Title Company against any Liens, Encumbrances or other title defects first placed of record following the Closing Date but arising from acts or circumstances prior to the Closing Date; and

                    (iii) the instruments described in Section 7.9 and required to be delivered by Hercules to Buyer on the Closing Date.

               (c) simultaneously with the foregoing deliveries, take all additional steps necessary or appropriate to put Buyer in possession and operating control of the Peroxides Business as of the Closing; and

               (d) deliver to Buyer all documents and certificates specifically required by the Definitive Agreements to be delivered by Hercules at the Closing or necessary to carry out the Closing as contemplated herein.

          4.3. Deliveries by Buyer.  At the Closing, Buyer shall:
               -------------------

               (a)  execute and deliver to Hercules the following:

                    (i)    the Plant Operating Agreement;

                    (ii)   the Transition Services Agreement;

                    (iii)  the Tolling Agreements;

                    (iv)   the Franklin Ground Lease;

                    (v)    the Franklin Utility Supply Agreement;

                    (vi)   the Gibbstown Ground Lease;

                    (vii)  the Gibbstown Easements, as applicable;

                    (viii) the Human Resources Agreement;

                    (ix) a certificate of a duly authorized officer of Buyer, dated as of the Closing Date, reasonable in form and substance, certifying as to the satisfaction of the conditions specified in Sections 10.1 and 10.2; and

                    (x) such agreements, receipts, instruments and documents, reasonably satisfactory to Hercules, necessary to effectuate and evidence Buyer's purchase, receipt and assumption of the Peroxides Business Items as of the Closing.

               (b) simultaneously with the foregoing deliveries, take all additional steps necessary or appropriate to receive and assume possession and operating control of the Peroxides Business as of the Closing;

               (c) pay the Purchase Price, in United States dollars, by wire transfer of immediately available funds to an account(s) of Hercules at a bank(s) (with bank wire instructions) specified by Hercules, which specification shall be made at least one (1) Business Day prior to the Closing Date; and

               (d) deliver to Hercules all documents and certificates specifically required by the Definitive Agreements to be delivered by Buyer at the Closing or necessary to carry out the Closing as contemplated herein.

          4.4. Certain Assignments and Consents.
               --------------------------------

               (a) Notwithstanding anything to the contrary contained in this Agreement and, in the case of this Section 4.4 in its entirety, without limiting any representation, warranty or covenant contained in this Agreement relating to the Peroxides Business, the Purchased Assets or the Assumed Liabilities, the Definitive Agreements shall not constitute an agreement to transfer any Peroxides Business Item or grant any rights therein or thereto if an assignment or attempted assignment or grant thereof, without the consent, approval, novation or waiver ("Consent") of a Third Person, would constitute a breach or a default thereof, cause or permit the acceleration or termination thereof, or in any way materially and adversely affect the rights of Hercules or Buyer in respect thereof, or the right of Buyer to conduct all or any part of the Peroxides Business in the manner and on the terms presently enjoyed by Hercules. Subject to the condition to Closing in Section 9.5, after the Closing, Hercules shall use its best efforts, and Buyer shall cooperate with Hercules, each at their own expense, to obtain Consents to all such Peroxides Business Items; provided, however, that in obtaining such Consents, neither Hercules nor Buyer
--------  -------
shall be required to make any additional payment or take any additional action not otherwise required under the terms of any Contract relating to the Peroxides Business Items. If Consent is not obtained to the transfer of any Peroxides Business Item, the Parties shall cooperate with each other in any reasonable arrangement designed to provide Buyer the benefits and use of such Peroxides Business Item to the greatest extent practicable, the same as if such Consent had been obtained, and to provide Hercules the fulfillment of its duties and obligations under such Peroxides Business Item to the greatest extent practicable, the same as if such Peroxides Business Items had remained with Hercules for the unexpired portion of the underlying contract term or obligation period. Such arrangement shall remain in effect until the earlier of: (i) the Contract or other items giving rise to the obligation to obtain such Consent shall have been terminated or shall have expired; (ii) such Consent has been obtained; or (iii) the Parties have agreed in writing that such Consent is no longer necessary.

               (b) The arrangements described in Section 4.4(a) may include (i) entering into subleases, subcontracts, sale and leasebacks, use and service agreements, supply agreements, license or sublicense or other contractual arrangements, all upon terms and conditions no worse to Hercules than those under the Peroxides Business Item in question, and (ii) enforcing for the benefit of Buyer (at Buyer's expense) any and all rights of Hercules in respect of such Peroxides Business Item (including, the enforcement rights granted to Buyer pursuant to Section 2.1(h)); provided that Buyer shall not be required to
                                   --------
accept or enter into, as a substitute for performance by Hercules under this Agreement, any arrangement which would impose any material additional cost, expense or liability on Buyer other than that which would have been incurred by Buyer if the Peroxides Business Item had been transferred.

               (c) The Parties recognize and acknowledge that in certain instances item(s) (i.e., a Permit) may not be transferable (i.e., when a transfer by Hercules is not legally possible or mutually agreed by Hercules and Buyer to be impracticable), and that Buyer may have to apply for and obtain its own item(s). In such instances, Buyer agrees to promptly make such applications) and diligently pursue the obtainment of its own item(s); provided, however, that
                                                         --------  -------
if in making such application or in seeking such obtainment, Buyer seeks a benefit or position substantially greater than that possessed or enjoyed by Hercules in its use of such item(s) (unless required by Applicable Law or the requirements of the Peroxides Business), Hercules shall be relieved forthwith of any obligations related to such item(s).

               (d) Notwithstanding any provision of this Section 4.4, nothing herein shall be deemed to waive or excuse any obligation of Hercules to obtain the Super Contract Consents, or waive or excuse any other applicable condition for the benefit of Buyer.

            ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF HERCULES

          5.1. Representations and Warranties of Hercules.  As of the date
               ------------------------------------------
hereof, Hercules makes the representations and warranties set forth in Sections
5.2 through 5.24 below to Buyer. The representations and warranties set forth in Sections 5.2 through 5.24 shall survive the Closing for the applicable survival period indicated in Section 12.1. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY PROVIDED IN THIS ARTICLE 5, THE ENVIRONMENTAL ANNEX AND THE HUMAN RESOURCES AGREEMENT, NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, IS MADE TO BUYER.

          5.2. Organization, Good Standing and Corporate Power.
               -----------------------------------------------

               (a) Hercules is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in New Jersey, Georgia and Virginia. Except as set forth on Schedule 5.2(a), Hercules is duly qualified to
                                 ---------------
do business and is in good standing in each jurisdiction in which the Peroxides Business Items or the nature of the Peroxides Business makes such qualification and good standing necessary, except to the extent that the failure to be so qualified and in good standing would not reasonably be expected to have a Peroxides Material Adverse Effect.

               (b) Hercules and each Hercules Peroxides Affiliate has the requisite power and authority to own or lease and operate its assets and properties, including the Purchased Assets and to conduct its businesses as currently conducted, including the Peroxides Business. Hercules and each Hercules Peroxides Affiliate has the requisite power and authority to execute and deliver the Definitive Agreements, to perform its obligations thereunder and to consummate the Transactions. The Transactions have been duly authorized by all corporate action required to be taken on the part of Hercules and each Hercules Peroxides Affiliate.

               (c) The Definitive Agreements have been duly and validly executed and delivered by Hercules and are valid and legally binding obligations of Hercules and each Hercules Peroxides Affiliate, enforceable against it in accordance with their respective terms

(subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and to applicable general principles of equity).

          5.3. Hercules Peroxides Affiliates.  Schedule 5.3 sets forth the name
               -----------------------------   ------------
and jurisdiction of incorporation of the Hercules Affiliates owning or possessing, directly or indirectly, Peroxides Business Items (each, a "Hercules Peroxides Affiliate") and a description of the particular Peroxides Business Items so owned or possessed respectively by each such Hercules Affiliate.

          5.4. Financial Statements.  Except as set forth in the notes thereto,
               --------------------
the Peroxides Business Financial Statements have been prepared in accordance with GAAP from the books and records kept by Hercules and present fairly in all material respects the financial position of the Peroxides Business and the results from operations of the Peroxides Business at the dates and for the periods indicated therein. The reserves on the balance sheets of the Peroxides Business, if any, included in the Peroxides Business Financial Statements are adequate in all material respects as of the date of the respective statements contained therein. The Closing Date Peroxides Business Balance Sheet, when available and delivered in accordance with Section 3.2, shall have been prepared on the same basis as the Peroxides Business Financial Statements.

          5.5. Absence of Changes in the Peroxides Business.
               --------------------------------------------

               (a)  Except as set forth on Schedule 5.5(a), since December 31,
                                           ---------------
2000, Hercules has operated the Peroxides Business in the Ordinary Course and there has not occurred any change or event which, individually or in the aggregate, could reasonably be expected to result in a Peroxides Material Adverse Effect, or:

                    (i) any material damage or destruction, whether or not covered by insurance, materially affecting the Purchased Assets or the operations or properties, whether owned or leased, of the Peroxides Business;

                    (ii) any sale of (other than in the Ordinary Course), transfer or assignment of, or imposition of any Encumbrance (other than Permitted Encumbrances) on, any of the Purchased Assets;

                    (iii) any material transaction or commitment made, or any material contract, agreement or arrangement entered into or amended, relating to the Peroxides Business or any Purchased Asset or any relinquishment of any material contract or other right, other than transactions and commitments made in the Ordinary Course;

                    (iv) any change in any method of accounting or accounting practice with respect to the Peroxides Business;

                    (v) any other event or condition of any character pertaining to, and materially and adversely affecting the assets, liabilities, financial position, results of operations or prospects of the Peroxides Business; or

                    (vi) any agreement or commitment entered into to do any of the foregoing.

               (b) Hercules has not received, and has no reason to suspect that it may receive any notices from any customers, suppliers, groups of employees, licensors or licensees of the Peroxides Business, or any other Person, that has resulted in or may reasonably be expected to result in a Peroxides Material Adverse Effect.

          5.6. Conflicting Agreements; Restrictions.  Except as set forth on
               ------------------------------------
Schedule 5.6, neither the execution, delivery or performance of the Definitive
------------
Agreements nor the consummation of the Transactions by Hercules and each Hercules Peroxides Affiliate will: (a) conflict with or constitute a breach by Hercules of its Certificate of Incorporation or Bylaws or the articles of incorporation or bylaws of any Hercules Peroxides Affiliate, (b) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the termination, cancellation or violation of, or give rise to the acceleration of the time for performance or payment under, in any case, whether with or without the passage of time or the giving of notice or both, any material right, obligation, agreement, contract, instrument, or evidence of indebtedness to which Hercules or any Hercules Peroxides Affiliate is a party or by which Hercules is bound; (c) except for the applicable requirements of the HSR Act and such Consents, approvals, Orders, authorizations, filings or notices as set forth on Schedule 5.6, violate, in any material respect, any provision of
                ------------
any existing law, statute, rule or regulation of any jurisdiction or of any Order to which Hercules or any of its assets or properties is subject; or (d) result in the creation or imposition of any Encumbrance on any of the Peroxides Business Items or the Purchased Assets.

          5.7. Title.  Subject to the provisions of Article 2, Hercules has or
               -----
shall have on the Closing Date, and will transfer and deliver to Buyer on the Closing Date, with respect to the Gibbstown Plant and Franklin Plant and other owned Purchased Assets, good and marketable and, if applicable, fee simple title to or a valid and enforceable leasehold estate, license in, or right to use the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances. After giving effect to the consummation of the Transactions, Buyer shall own and possess all right, title and interest in and to or, in the case of Purchased Assets held under lease or license, a valid and enforceable leasehold estate, license in, or right to use each and all of the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances.

          5.8. Real Property.
               --------------

               (a)  Except as set forth on Schedule 5.8(a), the Gibbstown Plant
                                           ---------------
and the Franklin Plant comprise all of the owned real property used by Hercules or any Affiliates of Hercules necessary to conduct the Peroxides Business (the "Owned Real Property"). Hercules has delivered or will promptly deliver to Buyer correct and complete copies of any deeds, existing title policies, surveys or other supporting documentation relating to the Owned Real Property, and correct and complete copies of all leases demising the Leased Real Property. With respect to the Owned Real Property, and except as disclosed on Schedule 5.8(a):
                                                               ---------------

                    (i) the Owned Real Property is free and clear of any mortgage lien, deed of trust, security interest or other similar lien (each, a "Lien") except as to any Liens that shall be discharged of record by Hercules on or before the Closing Date;

                    (ii) there are no leases or other agreements granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property (each, a "Third Party Lease"), and there are no parties other than Hercules or Affiliates of Hercules in possession of the Owned Real Property;

               (b)  Schedule 5.8(b) lists all of the Real Property leased to
                    ---------------
Hercules or any of Hercules' Affiliates and used or occupied by Hercules or any Affiliate of Hercules in connection with the conduct of the Peroxides Business (collectively, the "Leased Real Property"). Neither Hercules nor any Affiliate of Hercules is a tenant, tenant, subtenant or licensee under any leases or licenses pertaining to the Peroxides Business other than the leases described on
Schedule 5.8(b) (each, a "Business Lease;" the Third Party Leases and Business
---------------
Leases being sometimes collectively referred to as the "Leases");

               (c)  Except as set forth on Schedule 5.8(c) or in the
                                           ---------------
Environmental Annex, to the Knowledge of Hercules, all of the Owned Real Property, Purchased Buildings and Leased Real Property has been grandfathered, has received and has in effect a valid variance or complies with all applicable building and zoning laws, ordinances, regulations and Permits in effect on the date hereof;

               (d) To the Knowledge of Hercules, there has been no damage, destruction or loss of any of the Owned Real Property. There are no condemnation, appropriation or other proceedings involving any taking of any of the Owned Real Property or any of the Leased Real Property pending or, to the Knowledge of Hercules, threatened. This Section 5.8(d) is not a representation with respect to environmental issues.

               (e) The Owned Real Property has direct vehicular access to public streets, or is benefited by valid and perpetual appurtenant easements over private property for such ingress to and egress from all such plants, buildings and structures. To the Knowledge of Hercules, the buildings, structures and other improvements comprising the Owned Real Property do not encroach upon any adjoining land, and no buildings, structures or other improvements on any land adjoining the Owned Real Property encroaches upon any of the Owned Real Property. Seller has received no notice of any outstanding or alleged breach or failure to perform any covenant, obligation, condition, agreement or restriction affecting the Owned Real Property.

          5.9. Personal Property.
               -----------------

               (a)  To the Knowledge of Hercules, Schedule 5.9(a) lists all
                                                  ---------------
places where any Inventories, Equipment or items of personal property comprising Purchased Assets.

               (b) Except for the items of personal property leased by Hercules or an Hercules Affiliate and identified as such on Schedule 5.9(b)
                                                   ---------------
(collectively, the "Leased Personal Property"), no Third Person owns or holds any interest in or to any of the personal property used by Hercules in the operation of the Peroxides Business.

               (c)  Except as set forth on Schedule 5.9(c), all of the
                                           ---------------
Equipment, Inventory and items of personal property used in the Peroxides Business have been maintained in a manner consistent with reasonable business practice and are in good condition and repair, ordinary wear and tear excepted.

          5.10.  Intellectual Property.
                 ---------------------

               (a)  Schedule 5.10(a) lists all Intellectual Property used in the
                    ----------------
Peroxides Business. To the Knowledge of Hercules, Hercules owns, or possesses all adequate rights in, all the Intellectual Property, or shall so own or possess such rights on the Closing Date. Except as set forth on Schedule
                                                                 --------
5.10(a), (i) all patents, trademarks, service marks and other items of the
-------
Intellectual Property that are the subject of filing are in full force and effect and have, to the Knowledge of Hercules, been validly issued, and (ii) there is no Claim pending, or to the Knowledge of Hercules, threatened in writing against Hercules and/or its Affiliates with respect to an alleged or actual infringement, of any patent, trademark or intellectual property or rights of Third Persons, and, to the Knowledge of Hercules, the Intellectual Property does not infringe on any such property or rights.

               (b) To the Knowledge of Hercules, except as otherwise expressly provided in any contract, agreement or commitment identified on Schedule
                                                                --------
5.10(b), Hercules has no obligation to compensate others for the use of any of
-------
the Intellectual Property. In addition, except as otherwise expressly provided in any contract, agreement or commitment identified on Schedule 5.10(b),
                                                       ----------------
Hercules has not granted to any other Person any license or other right to use any of the Intellectual Property, whether or not requiring payment.

          5.11.  Contracts and Agreements.
                 ------------------------

               (a)  Schedule 5.11(a) contains a list of all contracts,
                    ----------------
agreements and commitments to which Hercules is a party or is bound and which are material to and/or necessary (based upon past practices) for the conduct of the Peroxides Business in the Ordinary Course (each a "Peroxides Material Contract" and collectively, the "Peroxides Material Contracts"), including:

                    (i) each order or contract for the purchase of raw materials or supplies used by the Peroxides Business which provides for payments in excess of $25,000 or has a remaining term of six months or more;

                    (ii) each order or contract with customers for the sale of products or services by the Peroxides Business which provides for payments in excess of $25,000 or has a remaining term of six months or more;

                    (iii) each agreement that restricts after the Closing the right of Buyer to engage or compete in any type of business with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber the Purchased Assets;

                    (iv) each agreement (whether of surety, guarantee, letter of credit or indemnification), indenture, loan agreement, note or other indebtedness which relates to the Purchased Assets and will be an Assumed Liability;

                    (v) each distributorship, sales agency or sale representative agreement with a term in excess of three (3) months or which is not cancelable in one hundred and eighty (180) days or less without penalty or premium;

                    (vi) each trade or barter contract, to be performed on or after the Closing Date, that could impose more than $25,000 of obligations (monetary or otherwise) on Hercules or Buyer;

                    (vii) each contract for the production of goods or the provision of services that, under existing circumstances could reasonably be expected to cause Buyer to incur a loss after the Closing Date in the performance thereof which provides for payments in excess of $25,000; and

                    (viii) each contract with any Affiliate of Hercules or agreement otherwise not negotiated at "arm's length";

                    (ix) each contract or agreement relating to the maintenance or repair of the Equipment which provides for payments in excess of $25,000; and

                    (x) each contract as to which the Consent of a Third Person is required for the assignment thereof to Buyer or the grant of any rights therein to Buyer and such assignment or grant is reasonably necessary for the conduct of the Peroxides Business.

               (b)  Schedule 5.11(b) sets forth each Super Contract Consent.
                    ----------------

               (c) Notwihstanding anything to the contrary, Hercules is not representing or warranting that every Peroxides Business Item to be assigned hereunder is assignable. The Parties acknowledge that in the event of such non-assignability, it will be covered by Section 4.4.

               (d) Hercules has delivered or made available to Buyer copies of all written Peroxides Material Contracts and descriptions of the terms of all oral Peroxides Material Contracts. Except as set forth on Schedule 5.11(d), each
                                                          ----------------
Peroxides Material Contract is in full force and is a valid and legally binding agreement of Hercules and, to the Knowledge of Hercules, of the other parties thereto. Except as set forth on Schedule 5.11(d), (i) neither Hercules nor any
                                 ----------------
other party thereto is in breach or default under any Peroxides Material Contract, and (ii) there exists no condition or event (and Hercules has not received written notice of any such condition or event) which on the date hereof constitutes a breach or default, early termination or cancellation or which, after notice or lapse of time or both, would constitute a breach or default, early termination or cancellation in connection with any Peroxides Material Contract.

         5.12. Inventories.  Except as set forth on Schedule 5.12, all
               -----------                          -------------
Inventory, including raw materials, work-in-process and finished goods, transferred to Buyer as part of the Purchased Assets consists of a quality and condition usable, leasable or saleable in the Peroxides Business in the Ordinary Course and is valued in accordance with GAAP.

          5.13.     Accounts Receivable. Schedule 5.13 sets forth, by debtor,
                    -------------------  -------------
the amount and age of all Accounts Receivable as of December 31, 2000. Except as set forth on Schedule 5.13 and subject to Section 8.2, all Accounts Receivable
             -------------
transferred to Buyer as part of the Purchased Assets will have arisen out of the sale of products in the Ordinary Course, consist of accounts that are good and collectible in the Ordinary Course of the Peroxides Business, and have been recorded in accordance with GAAP.

          5.14.     [Intentionally Omitted.]

          5.15.  Customers.  Schedule 5.15(a) lists the 20 largest customers (by
                 ---------   ----------------
dollar volume) of the Peroxides Business during the year ended December 31, 2000. Except as set forth on Schedule 5.15(b) or in any written contract or
                             ----------------
arrangement disclosed in any Schedule to this Agreement, there are no special payment terms for any of the customers listed on Schedule 5.15(a). To the
                                                 ----------------
Knowledge of Hercules, there are no existing or anticipated changes in the policies or conditions, financial or otherwise, of the customers of the Peroxides Business which could reasonably be expected to have a Peroxides Material Adverse Effect.

          5.16.     Suppliers.  Schedule 5.16 sets forth a list of the 10
                    ---------   -------------
largest suppliers (by dollar volume) of products and services to the Peroxides Business during the year ended December 31, 2000. Since December 31, 2000, no material supplier of the Peroxides Business has declined to continue to act as such or indicated any present or future intention to cease to do so or to materially change the terms of such arrangements.

          5.17.  Consents.  Except as set forth on Schedule 5.17 and subject to
                 --------                          -------------
Section 2.16 and 4.4, the execution, delivery and performance by Hercules of the Definitive Agreements do not require the obtaining of any Consent or the taking of other action of, or the making of any filing with or the giving of any Notice to, any Authority or any other Person (including with respect to any Permit) which have not been obtained, made or given, except (a) approvals under the HSR Act and (b) where failure to obtain such Consents or actions, make such filings or give such Notices (in each case from, with or to a Person, including any Authority) would not have a Peroxides Material Adverse Effect.

          5.18.  No Litigation.  Except for the matters set forth on Schedule
                 -------------                                       --------
5.18, there is no Claim or investigation pending or, to the Knowledge of
----
Hercules, threatened against Hercules and, affecting any Peroxides Business Item or which, individually or in the aggregate, would or could be reasonably expected to give rise to an injunction to prevent or materially delay the Transactions or challenge the validity of the Definitive Agreements or affect the conduct of the Peroxides Business in the Ordinary Course.

          5.19.     Non-Environmental Laws; Permits.
                    -------------------------------

                    (a) Excluding Environmental Laws (as defined in the Environmental Annex), Hercules has complied and is complying with all applicable judgments, rulings, writs, injunctions, awards, decrees, laws, statutes, orders, ordinances, rules and regulations promulgated by any Authority to which the Purchased Assets or the Peroxides Business are subject. Except as set forth on
Schedule 5.19(a), none of Hercules, any of its Affiliates or the
----------------

Peroxides Business are subject to any material outstanding judgments, rulings, writs, injunctions, awards, decrees or orders affecting the Peroxide Business Items or the Peroxides Business.

               (b)  Schedule 5.19 (b) sets forth all Permits, particularly
                    -----------------
identifying each of the material Permits as to which Consent of a Third Person is required for the assignment thereof to Buyer or the grant of any rights therein to Buyer (the "Material Permits") and each of the Permits that are not legally transferable to Buyer. Except as set forth on Schedule 5.19(b), all
                                                      -----------------
Permits necessary (based upon past practices) for the conduct of the Peroxides Business have been duly obtained and are in full force and effect, and there are no circumstances currently existing or proceedings pending or, to the Knowledge of Hercules, threatened that could reasonably be expected to result in the revocation, cancellation or suspension, or any adverse modification, of any thereof which would, individually or in the aggregate, reasonably be expected to result in a Peroxides Material Adverse Effect.

               (c) In the event that any one or more of the Permits to be transferred to Buyer are not transferred on or before the Closing Date, the provisions of Section 2.13 relating to interim operations of the Peroxides Business will be adequate to allow Buyer to operate the Peroxides Business following the Closing Date in accordance with Applicable Laws.

          5.20.  Taxes.
                 -----

               (a) Hercules has: (i) timely filed all returns required to be filed prior to or on the Closing Date with respect to all Taxes; (ii) timely paid all Taxes shown to have become due prior to or on the Closing Date pursuant to such Tax returns; and (iii) timely paid (or appealed, protested or contested) all other Taxes for which notice of assessment or demand for payment has been made by any Authority and with respect to which the time in which to protest, appeal or contest has lapsed.

               (b) To the Knowledge of Hercules, the Tax returns filed by or on behalf of Hercules have been prepared in accordance with all Applicable Laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the Person filing the return.

               (c) To the Knowledge of Hercules, there are no Tax liens upon any of the Purchased Assets, except liens with respect to real property Taxes not yet due with respect to the Real Property or the Purchased Buildings, and there is no audit or other proceeding or investigation pending or, to Hercules' Knowledge, threatened, or any position taken on any Tax return of Hercules which is likely to give rise to a Tax lien upon any of the Purchased Assets.

          5.21.  Environmental Matters.  Any representations, warranties and
                 ---------------------
covenants applicable to environmental matters, except with respect to environmental Permits, are set forth solely in the Environmental Annex.

          5.22.  Labor Matters. Except as set forth on Schedule 5.22, with
                 -------------                         -------------
respect to the Peroxides Business:

               (a) Hercules is not a party to any labor or collective bargaining agreement with respect to any employees, no employees are represented by any labor organization, no union has been certified as a collective bargaining representative of any employees, Hercules has not recognized and is not obligated to bargain with any union, and, to the Knowledge of Hercules, there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving any of its employees;

                    (b) there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations, grievances, or any actions by the Department of Labor or the National Labor Relations Board pending or, to the Knowledge of Hercules, threatened against or involving Hercules;

                    (c) within the three (3) year period immediately preceding the date of this Agreement, Hercules has not received: (i) any written complaint from any current or former employee that Hercules or any of its current or former employees, agents or consultants have engaged in unlawful harassment; or
(ii) any written complaint (from current or former employees) regarding discrimination in employment; and

                    (d) during the three (3) year period immediately preceding the date of this Agreement, there have been no layoffs of employees by Hercules other than in the Ordinary Course.

          5.23.     Complete Purchased Assets.  Except as set forth on Schedule
                    -------------------------                          --------
5.23 and except for the Excluded Items, the Purchased Assets include all of the
----
assets, properties and rights which were used by Hercules or its Affiliates in the operation of the Peroxides Business in the Ordinary Course. The Purchased Assets, together with the rights and obligations of Buyer under the Ancillary Agreements, are sufficient to permit the continued operation of the Peroxides Business by Buyer after the Closing in substantially the same manner as currently conducted.

          5.24.     Insurance. Schedule 5.24 sets forth a description of the
                    ---------  -------------
Hercules Insurance. None of the Hercules Insurance (including insurance coverage of engineering services) shall accrue to Buyer's benefit or be applicable to the Peroxides Business and/or any of the Peroxides Business Items after Closing.

          5.25.     Disclosure.  To the Knowledge of Hercules, no representation
                    ----------
or warranty by Hercules hereunder, or information contained in the Annexes, Exhibits or Schedules hereto, contains any untrue statement of material fact or omits to state a material fact that gives rise to a claim and was necessary in order to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF BUYER

          6.1.      Representations and Warranties of Buyer.  As of the date
                    ---------------------------------------
hereof, Buyer hereby makes the representations and warranties set forth in Sections 6.2 through 6.6 below to Hercules. The representations and warranties set forth in Sections 6.2 through 6.6 shall survive the Closing for the applicable survival period indicated in Section 12.1. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY PROVIDED IN THIS

ARTICLE 6, BUYER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, TO HERCULES.

          6.2. Organization, Good Standing and Corporate Power.
               -----------------------------------------------

               (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the character of its assets, whether owned or leased, or the nature of its business makes such qualification necessary, except to the extent that failure to be so qualified has not had or would not reasonably be expected to have a Buyer Material Adverse Effect.

               (b) Buyer has the requisite power and authority to own or lease and operate its assets and conduct its business. Buyer has the requisite power and authority to execute the Definitive Agreements and to consummate the Transactions. The execution, delivery and performance of the Definitive Agreements and the Transactions have been duly authorized by all corporate action required on the part of Buyer.

               (c) The Definitive Agreements have been duly and validly executed and delivered by Buyer, and are valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and to applicable general principles of equity).

          6.3. Conflicting Agreements; Restrictions.  Except as set forth on
               ------------------------------------
Schedule 6.3, neither the execution, delivery or performance of the Definitive
-------------
Agreements nor the consummation of the Transactions will: (i) conflict with or constitute a breach of the Articles of Incorporation or Regulations of Buyer;
(ii) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, or give rise to the acceleration of the time for performance or payment under, any agreement, contract, instrument, evidence of indebtedness, or Order to which Buyer is a Party or by which Buyer is bound; (iii) except for the applicable requirements of the HSR Act, violate any provision of any existing law, statute, rule or regulation of any jurisdiction or of any Order to which Buyer or any of its assets or properties is subject; or (iv) result in the creation or imposition of any material Encumbrance on any of Buyer's assets, properties or business.

          6.4. Insurance.  Buyer acknowledges and agrees that all Hercules
               ---------
Insurance maintained by Hercules on behalf of Hercules and related to the Peroxides Business and/or the Purchased Assets shall be solely for Hercules' benefit and, as of Closing Date, Buyer shall be responsible for all insurance related to the Peroxides Business and/or the Purchased Assets thereafter. Buyer shall have no right to seek coverage under and through any Hercules insurance policy or self-insurance program.

          6.5. Consents.  Except as set forth on Schedule 6.5, the execution,
               --------                          ------------
delivery and performance by Buyer of the Definitive Agreements do not require Buyer to obtain any Consent or take other action of, or make any filing with or give any notice to, any Authority or any other

Person (including with respect to any Permit) which has not been obtained, made or given, except approvals under the HSR Act.

          6.6. No Litigation.  Except for the matters set forth on Schedule 6.6,
               -------------                                       ------------
there is no Claim pending or, to the Knowledge of Buyer, threatened against Buyer, including any Claim that could prevent or delay the Transactions or that challenges the validity of the Definitive Agreements.

          6.7. Buyer Due Diligence  Buyer agrees that it will not bring any
               -------------------
claim alleging a breach of the representation and warranty contained in Section
5.25 of this Agreement to the extent that the subject of the alleged breach is or was covered in the written due diligence reports prepared by Buyer's advisors, which reports summarize the results of their due diligence investigation of Hercules and the Peroxides Business.

                      ARTICLE 7 - PRE-CLOSING AGREEMENTS

          7.1. Best Efforts.
               ------------

               (a) Promptly after the execution hereof and during the Pre-Closing Period, each Party shall cooperate with the other Party and use all best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any Applicable Laws, to ensure that the conditions set forth in Articles 9 and 10 are satisfied and to consummate and make effective the Transactions in accordance with the respective terms and conditions of the Definitive Agreements.

               (b) Prior to the date hereof, each Party has made filing(s) under the HSR Act with respect to the consummation of the Transactions. Each Party shall use all best efforts to respond promptly to any requests for additional information made by the United States Federal Trade Commission or the United States Department of Justice and to provide any supplemental information which may be requested pursuant to the HSR Act. All such filings shall comply in all material respects with the requirements of the respective laws or regulations pursuant to which they are filed.

               (c) In accordance with Sections 2.16 and 4.4, each Party shall use all best efforts to obtain, and to cooperate with the other Party in obtaining, all authorizations, consents, orders and approvals of any Authority or other Person that may be or become necessary in connection with the consummation of the Transactions prior to or after the Closing.

          7.2. Conduct of Business; Affirmative Covenants.  During the Pre-
               ------------------------------------------
Closing Period, except as set forth on Schedule 7.2 or as Buyer may otherwise
                                       ------------
consent to in writing (which consent shall not be unreasonably withheld or delayed) or as otherwise specifically contemplated by the Definitive Agreements, with respect to the Peroxides Business and/or the Peroxides Business Items, as applicable, Hercules shall:

               (a) operate the Peroxides Business in the Ordinary Course, in such a manner and to such an extent that neither such business nor any material part thereof undergoes or experiences a Peroxides Material Adverse Effect and in compliance with all Applicable Laws, rules, regulations and Permits, and perform its obligations in relation to the Contracts;

               (b) use, repair and, if necessary, replace the Peroxide Business Items in a reasonable manner consistent with past practice and maintain the Peroxide Business Items in substantially their current condition, ordinary wear and tear excepted;

               (c) use all reasonable commercial efforts to preserve intact its present business organization, keep available the services of its present officers and employees, preserve its relationships with customers and others having business relationships with it (which shall include an obligation to pay suppliers, Taxes and other liabilities on a timely basis and consistent with past practice), and refrain from changing any of its business policies except in the Ordinary Course (including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales and budget policies);

               (d)  maintain its present insurance in full force and effect; and

               (e) maintain its books of account and records in the usual and ordinary manner and in accordance with its accounting principles as historically applied.

          7.3. Conduct of Business; Negative Covenants.  During the Pre-Closing
               ---------------------------------------
Period, except as set forth on Schedule 7.3 or as Buyer may otherwise consent to
                               ------------
in writing (which consent shall not be unreasonably withheld or delayed) or as otherwise specifically contemplated by the Definitive Agreements, with respect to the Peroxides Business and/or the Peroxides Business Items, as applicable Hercules shall not:

               (a) other than in the Ordinary Course, incur any debt, obligation or liability (whether accrued, contingent, absolute, determined, determinable or otherwise) that includes obligations (monetary or otherwise) to be performed by Buyer after the Closing Date;

               (b) other than in relation to sales of Inventories in the Ordinary Course, sell, transfer, lease, mortgage, pledge or subject to an Encumbrance (other than Permitted Encumbrances) any of the Purchased Assets;

               (c) make any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates;

               (d) enter into any transaction, take any action, or by inaction permit any event to occur, which results in (i) any of the representations and warranties of Hercules contained in the Definitive Agreements not being true and correct in all material respects immediately after the occurrence of such transaction, action or event or on the Closing Date or (ii) a material breach of any of the agreements and covenants of Hercules contained in the Definitive Agreements; or

               (e) agree or otherwise commit to take any of the actions prohibited by the foregoing paragraphs.

          7.4. Public Announcements.  During the Pre-Closing Period, Hercules
               --------------------
and Buyer shall not make any disclosure to Third Persons of the execution and terms of the Definitive Agreements, including as may be required by law or by the obligations pursuant to any agreement with any securities exchange, without the consent of the other Party, which consent shall not be unreasonably withheld. Following the Closing, Buyer and Hercules shall inform the other Party prior to making any disclosure of the terms and conditions of the Definitive Agreements.

          7.5. Required Notices.  At all times during the Pre-Closing Period,
               ----------------
Hercules shall, upon becoming aware thereof, promptly give written Notice to Buyer of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which may reasonably be expected to result in a Peroxides Material Adverse Effect.

          7.6. Access.
               ------

               (a) During the Pre-Closing Period, each Party shall cause one or more of its representatives to confer on a regular basis with representatives of the other Party to report on the general and financial status of the ongoing operations of the Peroxides Business.

               (b) During the Pre-Closing Period, Hercules shall provide, or cause to be provided to, Buyer and its representatives reasonable access (without interference to normal business operations and subject to the rights of Third Persons) to the properties, books, records, contracts, representatives, officers and employees of Hercules. Hercules agrees that no such information or access shall affect or limit the scope of the representations and warranties of Hercules contained in the Definitive Agreements or limit liability for breach of any such representation or warranty. Hercules agrees to prepare, or to provide Buyer with reasonable assistance in preparing, "carved out" historical financial statements for the Peroxides Business.

          7.7. Acquisition Proposals.
               ---------------------

               (a) From the date hereof through the Closing or the termination of this Agreement, whichever occurs first, Hercules shall not, directly or indirectly, solicit or encourage, any inquiries, discussions or proposals for, furnish any information for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to, continue, propose or enter into negotiations looking toward, enter into or consummate any agreement or understanding providing for, or take any action with respect to, any sale, transfer, assignment or disposition (including a repositioning) of any portion of the Peroxides Business (other than in accordance with Section 7.2). Hercules will promptly notify Buyer, upon a Hercules officer becoming aware thereof, if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Hercules, any stockholder, officer, director, representative, or agent of Hercules or any Hercules Affiliate.

               (b) Notwithstanding anything to the contrary, Section 7.7(a) shall not be applicable to matters relating to the non-Peroxides Business part of Hercules, including the

Excluded Resins Businesses, or the composition, organization, or activities of Hercules, without the Peroxides Business, following the Closing.

          7.8. Casualty Loss.
               -------------

               (a) In the event that any Purchased Asset is destroyed or substantially damaged by a fire or other casualty during the Pre-Closing Period, then promptly after first having knowledge of such destruction or damage, Hercules shall give Notice thereof to Buyer. Such Notice shall include the particulars of the casualty, destruction or damage and the particulars and estimated cost (based on replacement cost or another reasonable basis) of the full correction or remediation thereof as proposed by Hercules.

               (b) If the Peroxides Business can be conducted in the Ordinary Course, including a reasonable operation of the Gibbstown Plant, notwithstanding such destruction or damage, then the Purchase Price shall be adjusted in a manner agreed by the Parties and the Closing shall be effectuated with such adjusted Purchase Price and, in case of destruction, the destroyed item shall be deemed deleted from the Purchased Assets, and, in case of damage, the damaged item should be included in the Purchased Assets on an "as is, where is" condition and basis.

               (c) If the nature of the destroyed or damaged Purchased Asset is such that the destruction or damage so suffered makes it reasonably impracticable to operate the Peroxides Business in the Ordinary Course (which shall include a material risk of failure to comply with Applicable Laws, Permits, Contracts or Bids) and the destruction or damage cannot be practically or reasonably remedied by an adjustment of the Purchase Price, then the Closing shall be delayed and the Parties shall attempt in good faith to negotiate a fair and equitable resolution of the correction or remediation of such destruction or damage. If the Parties do not agree upon a resolution within thirty (30) Business Days after receipt by Buyer of Notice of the destruction or damage, then either Party may terminate this Agreement pursuant to Section 11.1(d). If by the said thirtieth (30th) Business Day the Parties have agreed upon a resolution, then this Agreement shall be amended to the extent necessary to incorporate such resolution and the Closing shall be effectuated in accordance with the amended Agreement.

          7.9. Real Estate Matters.
               -------------------

            7.9.1.  Gibbstown Plant.
            ------  ---------------

               (a) The parties acknowledge that Hercules shall retain title to the balance of the real estate owned by Hercules which is adjacent to the Gibbstown Land (herein, the "Gibbstown Retained Property").

               (b) Hercules has advised Buyer that, as a condition to the conveyance of fee simple title to the Gibbstown Land, Hercules must obtain subdivision approvals from the appropriate governmental authorities, in order to separate the Gibbstown Land from the Gibbstown Retained Property, and that Hercules does not expect to obtain such approvals until after the Closing Date. Accordingly, Hercules and Buyer covenant and agree that on the Closing Date:

               (i) Hercules shall convey to Buyer the Gibbstown Plant, excluding the Gibbstown Land, by the Bill of Sale and special warranty deed (or its equivalent) in accordance with the terms of this Agreement and Hercules shall deliver zoning compliance letters or other reasonable evidence confirming that the Owned Real Property is zoned to allow the operation of the Peroxides Business;

               (ii) Hercules, as landlord, and Buyer, as tenant, shall enter into a ground lease agreement in the form and substance of Schedule 7.9.1(b)(ii)
                                                           ---------------------
(the "Gibbstown Ground Lease");

               (iii) at its cost, Hercules shall obtain and deliver to the Title Company a release of the judgment lien presently encumbering the Gibbstown Land (the "Judgment Lien"), or such other instruments and affidavits reasonably required by the Title Company to affirmatively insure Buyer against such Judgment Lien;

               (iv) at Buyer's cost, Hercules shall cause the Lawyers Title Insurance Company (the "Title Company") to deliver to Buyer an ALTA leasehold policy of title insurance insuring Buyer's leasehold interest in the Gibbstown Land, and fee simple title to the Gibbstown Plant excluding the Gibbstown Land, free and clear of all Encumbrances other than the Permitted Encumbrances, in an amount equal to that portion of the Purchase Price allocated to the Gibbstown Plant in accordance with Section 2.18, with standard exceptions deleted, with affirmative insurance as to any appurtenant easements, and such other endorsements reasonably requested by Buyer (the "Gibbstown Leasehold Policy");

               (v) Hercules shall convey to Buyer pursuant to the Bill of Sale and a special warranty deed (or its equivalent) the existing water pipeline running from the waste treatment plant on the Gibbstown Land to the Delaware river and more particularly shown on Schedule 7.9.1(b)(v) (the "Water Line"),
                                     --------------------
and Hercules shall grant to Buyer a twenty (20) foot wide perpetual, insurable easement, appurtenant to the Gibbstown Land, to use, operate, maintain, repair and replace the Water Line in the form and substance of Schedule 7.9.1(b)(v)
                                                        --------------------
(the "Water Line Easement");

               (vi) Hercules shall grant to Buyer a reciprocal, perpetual, insurable access easement appurtenant to the Gibbstown Land and the Gibbstown Retained Property for vehicular and pedestrian ingress and egress over the existing road shown on Schedule 7.9.1(b)(vi) (the "Gibbstown Reciprocal Access
                       ---------------------
Easement"), in the form and substance of Schedule 7.9.1(b)(vi);
                                         ---------------------

               (vii) at Hercules's cost, Hercules shall cause to be delivered to Buyer a draft plat of subdivision, or similar map or survey, prepared in accordance with applicable law and containing a metes and bounds description of the Gibbstown Land, the Gibbstown Retained Property, the Waterline Easement, the Gibbstown Reciprocal Access Easement, and any other recorded easements appurtenant to the Gibbstown Land; provided however, Hercules shall not be
                                   -------- -------
required or obligated to provide or deliver any scope or level of detail in the survey other than the minimum standards required to obtain the Subdivision Approvals (as defined below) and as may be required to lawfully record any of the easements provided herein or the Gibbstown Ground Lease (the "Gibbstown Survey"); and

               (viii) to the extent Buyer requires an ALTA Survey which may require additional detail other than as provided by the Gibbstown Survey, then any such additional survey requirements shall be performed at Buyer's cost.

               (ix) at its cost, Hercules shall obtain and deliver to Buyer a release of mortgage releasing the existing mortgage lien encumbering the Gibbstown Plant in favor of Bank of America, or such other instruments and assurances reasonable required by the Title Company to issue the Gibbstown Leasehold Policy to Buyer, and any lender's policy of title insurance to Buyer's lender, on the Closing Date without exception for such mortgage lien.

               (x) at its cost, Hercules shall record a Declaration to allow Hercules to enter the Gibbstown Land to maintain the existing pump and treat wells and ground water monitoring wells located thereon, and to access the driveways, parking areas and such other areas comprising the Gibbstown Land to the extent necessary to perform Hercules's remediation obligations in accordance with the terms of this Agreement, provided that such activity shall not unreasonably interfere with Buyer's business operations conducted thereon, and shall be subject to Buyer's reasonable rules and regulations concerning plant safety and security in the form and substance of Schedule 7.9.1(b)(x) (the
                                                 --------------------
"Gibbstown Declaration").

          (c) Within twelve months following the Closing Date (the "Conveyance Deadline"), Hercules shall:

               (i) obtain and deliver to Buyer a plat of subdivision, or similar map or survey, approved by all governmental authorities having jurisdiction thereof, sufficient to permit Hercules to convey to Buyer fee simple title to the Gibbstown Land as one or more separate legal lots or tax parcels (the "Subdivision Approvals");

               (ii) execute and deliver to Buyer a special warranty deed (or its equivalent) conveying to Buyer the fee simple interest to the Gibbstown Land free and clear of all Encumbrances other than the Permitted Encumbrances; and

               (iii) at Buyer's cost, cause the Title Company to deliver to Buyer an ALTA owners policy of title insurance insuring Buyer's fee simple interest in the Gibbstown Land free and clear of all Encumbrances other than the Permitted Encumbrances, in an amount equal to that portion of the Purchase Price allocated to the Gibbstown Land in accordance with Section 2.18, with standard exceptions deleted, with affirmative insurance as to any appurtenant easements, and such other endorsements reasonably requested by Buyer (the "Gibbstown Owner's Policy").

          Upon delivery of such items by Hercules, Buyer shall execute and deliver to Hercules a reciprocal perpetual easement, appurtenant to the Gibbstown Retained Property, for vehicular and pedestrian ingress and egress over that portion of the Gibbstown Land described on Schedule 7.9.1(c)
                                                     -----------------
(extending from the main access road gate easterly to the nearest point of the Gibbstown Retained Property), which access easement shall be subject to Buyer's reasonable rules and regulations concerning plant safety and security.

          7.9.2.    Franklin Plant.  The parties acknowledge that the Franklin
                    --------------
Land is part of a larger industrial plant facility (the balance of the land owned by Hercules and adjacent to the Franklin Land is hereinafter referred to as the "Franklin Retained Property"). On the Closing Date:

               (a) Hercules, as landlord, and Buyer, as tenant, shall enter into a ground lease agreement on the terms and conditions set forth in Schedule
                                                                       --------
7.9.2(a) (the "Franklin Ground Lease");
--------

               (b) Hercules shall convey to Buyer by bill of sale and special warranty deed (or its equivalent) all of Hercules's right, title and interest in the Franklin Buildings and Hercules shall deliver zoning compliance letters or other reasonable evidence confirming that the Owned Real Property is zoned to allow the operation of the Peroxides Business;

               (c) At its expense, Buyer shall have the right, but not the obligation, to obtain an ALTA leasehold policy of title insurance from the Title Company insuring Buyer's leasehold interest in the Franklin Land and fee simple title to the Franklin Buildings, free and clear of all Encumbrances other than the Permitted Encumbrances, in an amount equal to that portion of the Purchase Price allocated to the Franklin Plant in accordance with Section 2.18, with standard exceptions deleted, with affirmative insurance as to any recorded appurtenant easements, and such other endorsements reasonably requested by Buyer (the "Franklin Leasehold Policy");

               (d) at Hercules's cost, Hercules shall deliver to Buyer a survey of the Franklin Plant, which survey shall contain a metes and bounds description of the entire land owned by Hercules or any Affiliate of Hercules and located in Franklin, Southampton County, Virginia, the Franklin Land, the common access areas serving the Peroxides Business (the "Franklin Common Areas") and all utilities serving the Peroxides Business (the "Franklin Survey"). To the extent Buyer requires an ALTA Survey which may require additional detail other than as provided by the Franklin Survey, then any such additional survey requirements shall be performed at Buyer's cost;

               (e) Hercules shall cause to be executed and delivered to Buyer a commercially reasonable non-disturbance agreement from the holder of any Lien encumbering the Franklin Plant on the Closing Date in the form and substance of
Schedule 7.9.2(e);
-----------------

               (f) Hercules shall cause to be executed and recorded a Declaration of Cross Access and Utility Easements and Restrictions in the form and substance of Schedule 7.9.2(f) for the use, maintenance and operation of the
                 -----------------
common access areas serving the Peroxides Business (the "Franklin Common Areas"), any shared facilities, utility corridors, access areas, waste water pipeline easement, and such other easements necessary for Buyer to conduct the Peroxides Business after the Closing Date in the same manner as presently conducted by Hercules or any Affiliate of Hercules (the "Franklin Declaration");

               (g) Hercules and Buyer shall enter into a utilities services agreement on the terms and conditions set forth on Schedule 7.9.2(g), and such
                                                   -----------------
other terms reasonably
acceptable to each party, for the provision of utilities to the Franklin Plant (the "Utilities Services Agreement"); and

               (h) Hercules shall deliver to Buyer and the Title Company recordable evidence of the merger of Hercules Powder Company into Hercules Incorporated.

                      ARTICLE 8 - POST-CLOSING AGREEMENTS

          8.1. Non-Competition.
               ---------------

               (a) Hercules covenants and agrees that, from and after the Closing and until the fifth (5th) anniversary of the Closing Date, Hercules shall not, except pursuant to the Tolling Agreements, and will cause its Affiliates not to, directly or indirectly, engage anywhere in the world in, or own, manage, operate or control any entity which engages anywhere in the world in, the manufacture or sale of organic peroxide products used for the purpose of vulcanization, catalysis or processing of polymers and elastometric compounds (a "Competing Business"); provided, however, that Hercules or its Affiliates shall
                       --------  -------
not be prohibited from, directly or indirectly, (i) owning, for investment purposes, an interest in the aggregate of seven percent (7%) or less of any class of securities of an entity which, to the knowledge of Hercules, is engaged in a material way in a Competing Business, or (ii) merging with or acquiring any business in which a Competing Business constitutes twenty percent (20%) or less of the earnings or revenues of such business (so long as (A) Hercules shall use reasonable efforts to divest, as soon as reasonably practicable and in any event within one year of the date of such transaction, its interest in such enterprise relating to the Competing Business and (B) GEO shall have a right of first refusal to purchase such interest on terms no less favorable than Hercules could obtain from a third party in an arms' length transaction); provided, further,
                                                           --------  -------
however, that in the event either Hercules, or any significant portion of the
-------
Hercules business is acquired by an entity in an asset acquisition, merger, consolidation or other change of control transaction (an "Acquisition Transaction") the non-compete covenant of Hercules and its Affiliates in this
Section 8.1. shall not apply to the acquiring or resulting entity (an "Acquiring Entity"), if at such time such Acquiring Entity is already engaged, directly or indirectly, in a Competing Business, following the consummation of the Acquisition Transaction; provided, however, that the Acquiring Entity shall not
                         --------  -------
be entitled or otherwise authorized to use any of the assets or Intellectual Property of Hercules or its Affiliates to develop plans to or to engage in a Competing Business during such five-year period following the Closing Date.

               (b) For a period of twenty-four (24) months after the Closing Date, neither Hercules nor its Affiliates shall directly or indirectly solicit for employment any of the Buyer's employees who were transferred to Buyer pursuant to the Human Resources Agreement.

               (c) Hercules and the Buyer agree that the restrictions set forth in Sections 8.1(a) and (b) above are reasonable under the circumstances. However, if, at the time of enforcement of this Section 8.1, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under the circumstances then existing, Hercules and the Buyer agree that the maximum duration and scope under such circumstances shall be substituted for the stated duration and scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration and scope permitted by law. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.

          8.2. Accounts Receivable.
               -------------------

               (a) Hercules hereby irrevocably appoints Buyer as its attorney and agent commencing at the Closing for the purpose of collecting all outstanding Accounts Receivable transferred as part of the Purchased Assets, with full authority in Buyer to take any and all lawful steps reasonably necessary to accomplish said purpose; provided, however, that Buyer is not
                                      --------  -------
hereby authorized to bring any legal actions without Hercules' consent, which consent will not be unreasonably withheld or delayed; provided, further, that in
                                                      --------  -------
the event that Hercules does not consent to a legal action with respect to an Account Receivable, Buyer may transfer such Account Receivable to Hercules at any time thereafter, notwithstanding any other provision of this Agreement. Hercules shall pay to Buyer by check within thirty (30) Business Days following such transfer an amount equal to the value of such uncollected Account Receivable as reflected in the Accounts Receivable portion of the Closing Date Peroxides Business Financial Statements, plus any interest accrued under the terms of any statute or relevant contract, but less all amounts collected by Buyer on such Account Receivable after the Closing Date. Buyer shall protect, defend, indemnify and hold harmless Hercules from any unlawful collection activities taken by or on behalf of Buyer. Hercules shall reasonably cooperate with Buyer in collecting said Accounts Receivable and shall perform all acts and execute all instruments reasonably necessary or proper in order to accomplish the purposes and objectives of this Section.

               (b) Buyer shall use reasonable efforts to collect following the Closing Date all uncollected Accounts Receivable transferred to Buyer as part of the Purchased Assets. In the event that any such Accounts Receivable remain uncollected one hundred eighty (180) days after the expiration of the normal historic collection period set forth on Schedule 8.2 for such Account Receivable
                                        ------------
if the Peroxides Business has a collection history with the other parties to such Accounts Receivable, or for Accounts Receivable of a similar nature if the Peroxides Business does not have a collection history with the other parties to such Accounts Receivable, Buyer may transfer such Accounts Receivable to Hercules at any time thereafter. Hercules shall pay to Buyer by check within thirty (30) Business Days following such transfer an amount equal to the value of such uncollected Accounts Receivable as reflected in the Accounts Receivables portion of the Closing Date Peroxides Business Financial Statements less all amounts collected by Buyer on such Accounts Receivable after the Closing Date.

          8.3. Further Assurances. At any time and from time to time after the
               ------------------
Closing, the Parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer, assignment, assumption or novation, files, Books and Records and do all such further acts and things as shall reasonably be necessary or desirable to carry out Definitive Agreements, the Transactions and the intent of the Parties as reflected herein or therein.

          8.4. Confidentiality Obligations.
               ---------------------------

               (a) Buyer shall maintain the confidentiality of all Evaluation Material (as such term is defined in the Confidentiality Agreement) of Hercules or any of Hercules'

Affiliates that does not relate solely to the Purchased Assets, including all commingled know-how and other intellectual property, for a term of five (5) years after the Closing Date.

               (b) Hercules shall, and shall cause its Affiliates to, maintain the confidentiality of all Evaluation Material (as such term is defined in the Confidentiality Agreement) relating to the Purchased Assets, including all commingled know-how and other intellectual property, for a term of five (5) years after the Closing Date.

          8.5. Mail; Payments.
               --------------

               (a) Each Party authorizes and empowers the other Party on and after the Closing Date to receive and open all mail and other communications received by it relating to the Peroxides Business and to determine whether the contents are a matter rightfully belonging to or appropriately to be dealt with by the other Party, and if so, such mail or communications shall be promptly delivered to such other Party.

               (b) If after the Closing, a Party discovers or receives an item which rightfully belongs to the other Party or such other Party's Affiliates, it shall promptly notify said other Party and deliver such item(s) to said other Party. Each Party agrees promptly (but, in any event, not more than five Business Days after receipt thereof) to pay when received and cleared or deliver to the other Party any monies or checks which have been mistakenly sent to it and which should properly have been sent to such other Party.

          8.6. Name Change. From and after the Closing, Buyer shall have the
               -----------
right to use the name "Hercules" and any variation thereof, on existing supplies of Inventory, labels, product literature, signage and stationery, in connection with Buyer's operation of the Peroxides Business for as long as reasonably necessary, but in no event longer than eight weeks following the Closing Date. During such eight-week period, Buyer shall promptly commence and diligently pursue until completion the cessation of such use at the earliest practicable time. Hercules hereby grants to Buyer a non-exclusive royalty free license for such eight-week transition period to any and all trademarks containing the "HERC" or "Hercules" designation; provided, that nothing herein grants to Buyer
                                  --------
any ongoing right or license to such trademarks at the end of the transition period.

          8.7. Retention of Books and Records; Further Information.
               ---------------------------------------------------

               (a) For a period of eight (8) years after the Closing, each of Hercules and Buyer shall retain all Books and Records. Each of Hercules and Buyer may dispose of or destroy such Books and Records prior to the end of the such eight (8) year period after advance written Notice to the other Party, subject to the provisions of the next sentence. Within sixty (60) days after such other Party's receipt of such written Notice, such other Party may notify Hercules or Buyer, as the case may be, in writing of such other Party's desire to retain one or more items to be destroyed or disposed of, whereupon the Party desiring to dispose of or destroy such Books and Records shall, at the other Party's expense, deliver or cause to be delivered such items to such other Party. Buyer and Hercules shall cooperate in returning to such other Party any items so requested. After the expiration of the eight (8) year period referred to in this

Section 8.7(a), neither Hercules or Buyer shall have any further duty to retain any of the Books and Records or to notify the other Party before the disposition or destruction thereof.

               (b) After the Closing, upon reasonable Notice given in accordance with this Agreement, each of Buyer and Hercules shall give, or cause to be given, to the representatives, employees, counsel and accountants of the other Party reasonable access, during normal business hours, to all books and records relating to periods prior to the Closing, and shall permit such persons to examine and copy such books and records to the extent reasonably requested by the other Party in connection with the preparation of Tax, securities or financial reporting matters, audits, legal proceedings, or governmental investigations relating to the Transactions or periods before the Closing Date; provided, however, that nothing herein shall obligate either Party to (i) take
--------  -------
actions that would unreasonably disrupt its normal course of business, (ii) violate the terms of any contract to which it is a party or to which it or any of its assets is subject or (iii) except as required to comply with the last sentence of this Section 8.7(b), grant access to any of its proprietary, confidential or classified information. In addition, each of Hercules and Buyer shall make witnesses reasonably available to the other Party in connection with the defense of any Third Person Claim and provide reasonable cooperation to the other in connection therewith upon Hercules' or Buyer's request, as applicable; provided that the provision of such witnesses and cooperation shall be at the
--------
requesting Party's sole expense and in a manner not disruptive to the business or operations of the other Party. Hercules agrees to provide Buyer with reasonable assistance in connection with Buyer's efforts to prepare "carved out" audited historical financial statements for the Peroxides Business.

          8.8. Engineering Manuals. The Parties acknowledge that certain
               -------------------
Hercules manuals, including its Engineering Department Manuals, Design Manuals, Project Management Manuals, Construction Guidelines Manuals, and Hercules Standards (collectively the "Hercules Manuals") may be in the possession of the Excluded Resins Businesses' employees after the Closing. Buyer acknowledges that Hercules will not provide revisions to the Hercules Manuals after the Closing. Buyer hereby releases, and agrees to protect, defend, indemnify and hold harmless the Hercules Indemnitees from and against any and all Claims arising out of or resulting from use of the Hercules Manuals by Buyer or any of its Affiliates after the Closing Date. Further, notwithstanding anything to the contrary herein, Buyer agrees to hold the Hercules Manuals in confidence and only use them on a need-to-know basis with respect to the operation of the Peroxides Business.

          8.9. Brokers. Buyer shall not, as a result of the Transactions or
               -------
otherwise, have any obligation in respect of any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by Hercules or any of its Affiliates in connection with the Transactions, and Hercules shall protect, defend, indemnify and hold harmless the Buyer Indemnitees against such fees and commissions. Hercules shall not, as a result of the Transactions or otherwise, have any obligation in respect of any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by Buyer or any of its Affiliates in connection with the Transactions, and Buyer shall protect, defend, indemnify and hold harmless the Hercules Indemnitees against such fees and commissions.

                   ARTICLE 9 - BUYER'S CONDITIONS TO CLOSING

          Buyer's obligation to consummate the Transactions is subject to the satisfaction of, or waiver in writing by Buyer of, prior to or at the Closing, each and every one of the following conditions precedent:

          9.1. Representations and Warranties. Each of the representations and
               ------------------------------
warranties of Hercules contained in this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Hercules shall deliver to Buyer a certificate, dated as of the Closing Date and executed by a duly authorized officer of Hercules, certifying to that effect.

          9.2. Compliance With Obligations and Conditions. Hercules shall have
               ------------------------------------------
performed and complied with each and every obligation and condition required by this Agreement to be performed or satisfied by Hercules at or prior to the Closing Date. Hercules shall deliver to Buyer a certificate, dated as of the Closing Date and executed by a duly authorized officer of Hercules, certifying to that effect.

          9.3. No Claims or Orders Affecting Closing. There shall not have been
               -------------------------------------
instituted and there shall not be pending or threatened any Claims, and no Order shall have been entered, (a) imposing or seeking to impose limitations on the ability of Buyer to acquire or hold or to exercise full rights of ownership of any of the Peroxides Business Items; (b) imposing or seeking to impose limitations on the ability of Buyer to operate the Peroxides Business; (c) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Transactions on Buyer or any of Buyer's directors, officers or employees; (d) requiring or seeking to require divestiture by Buyer of all or any material portion of any of the Peroxides Business Items; or (e) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Transactions.

          9.4. Approvals and Consents. Subject to Section 4.4, all Consents
               ----------------------
required for the consummation of the Transactions shall have been obtained or made and any applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated.

          9.5. Super Contract Consents. All Super Contract Consents shall have
               -----------------------
been obtained.

          9.6. Deliveries. Hercules shall have delivered or caused to be
               ----------
delivered to Buyer, the agreements, instruments, documents, certificates and other items required to be delivered to Buyer pursuant to Section 4.2.

          9.7. Ancillary Documents. Each and all of the Ancillary Documents
               -------------------
shall have been executed and delivered by all parties thereto other than Buyer.

          9.8. No Peroxides Material Adverse Effect. No Peroxides Material
               ------------------------------------
Adverse Effect shall have occurred and continue to exist as of the Closing Date.

          9.9.   Title and Survey. Buyer shall have received the Gibbstown
                 ----------------
Leasehold Policy, Gibbstown Survey, Franklin Leasehold Policy and Franklin Survey in accordance with Section 7.9 above.

                 ARTICLE 10 - HERCULES' CONDITIONS TO CLOSING

          Hercules' obligation to consummate the Transactions is subject to the satisfaction of, or waiver in writing by Hercules of, prior to or at the Closing, each and every one of the following conditions precedent:

          10.1.  Representations and Warranties. Each of the representations and
                 ------------------------------
warranties of Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Buyer shall deliver to Hercules a certificate, dated as of the Closing Date and executed by a duly authorized officer of Buyer, certifying to that effect.

          10.2.  Compliance with Obligations and Conditions. Buyer shall have
                 ------------------------------------------
performed and complied with each and every obligation and condition required by this Agreement to be performed or satisfied by Buyer at or prior to the Closing Date. Buyer shall deliver to Hercules a certificate, dated as of the Closing Date and executed by a duly authorized officer of Buyer, certifying to that effect.

          10.3.  No Claims or Orders Affecting Closing. There shall not have
                 -------------------------------------
been instituted and there shall not be pending or threatened any Claims, and no Order shall have been entered, (a) imposing or seeking to impose limitations on the ability of Hercules to sell and transfer full rights of ownership of any of the Peroxides Business Items; (b) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Transactions on Hercules or any of Hercules' directors, officers or employees; or (c) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Transactions.

          10.4.  Approvals and Consents. Subject to Section 4.4, all Consents
                 ----------------------
required for the consummation of the Transactions shall have been obtained or made and any applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated.

          10.5.  Deliveries. Buyer shall have delivered or caused to be
                 ----------
delivered to Hercules, the agreements, instruments, documents, certificates and other items required to be delivered to Hercules pursuant to Section 4.3.

          10.6.  Ancillary Documents. Each and all of the Ancillary Documents
                 -------------------
shall have been executed and delivered by all parties thereto other than Hercules.

          10.7.  No Buyer Material Adverse Effect. No Buyer Material Adverse
                 --------------------------------
Effect shall have occurred and be existing as of the Closing Date.

                     ARTICLE 11 - TERMINATION AND REMEDIES

          11.1.  Termination. This Agreement may be terminated, and the
                 -----------
Transactions may be abandoned:

                 (a) at any time before the Closing, by the mutual written agreement of Hercules and Buyer;

                 (b) at any time before the Closing, by Buyer upon any material breach by Hercules of its obligations contained in this Agreement and the failure of Hercules to cure such breach, if curable, within ten (10) days after written Notice thereof is given by Buyer to Hercules and such uncured breach causes a Peroxides Material Adverse Effect;

                 (c) at any time before the Closing, by Hercules upon any material breach by Buyer of its obligations contained in this Agreement and the failure of Buyer to cure such breach, if curable, within ten (10) days after written Notice thereof is given by Hercules to Buyer and such uncured breach causes a Buyer Material Adverse Effect;

                 (d) Notice given by Buyer to Hercules that a casualty loss as described in Section 7.8 has occurred and has not been resolved to the reasonable satisfaction of Buyer; or

                 (e) by either of the Parties, if such Party is not in material breach of this Agreement, and if the Closing shall not have occurred by June 28, 2001.

          11.2.  Effect of Termination.
                 ---------------------

                 (a) Subject to Section 11.2(b), if this Agreement is validly terminated pursuant to Section 11.1, then this Agreement shall forthwith become void, and, subject to Section 11.2(b), there shall be no liability under this Agreement on the part of either Hercules or Buyer and all rights and obligations of each Party under this Agreement shall cease; provided, that (i) the
                                                --------
provisions with respect to expenses in Section 14.5 shall indefinitely survive any such termination and (ii) this Section 11.2 shall indefinitely survive such termination.

                 (b) If this Agreement is validly terminated as a result of a material breach by either Hercules or Buyer of any of its obligations contained in this Agreement, or, if all conditions to the obligations of either Hercules or Buyer at Closing contained in Articles 9 or 10, as applicable, have been satisfied (or waived by the Party entitled to the benefit of such condition) and the other Party does not proceed with the Closing, then any and all rights and remedies available to the non-breaching Party, whether under this Agreement, at law or in equity or otherwise shall be preserved and shall survive the termination of this Agreement.

                   ARTICLE 12 - SURVIVAL AND INDEMNIFICATION

          12.1.  Survival of Representations, Warranties and Covenants.
                 -----------------------------------------------------

                 (a) Each representation and warranty made in the Definitive Agreements shall survive the Closing and remain in full force and effect for a period of eighteen (18) months thereafter; provided, that (i) the
                                           --------
representations and warranties contained in

Section 5.18 (Taxes) of this Agreement shall survive the Closing until the expiration of the statute of limitations applicable to the subject matter addressed thereunder, (ii) any representations and warranties concerning environmental matters or matters regarding employees, employee benefits and human resource matters contained in the Environmental Annex or Human Resources Agreement, as the case may be, shall survive for the period set forth in such annex or agreement, and (iii) the representations and warranties contained in Sections 5.2 (Hercules Organization), 5.7 (Title) and 6.2 (Buyer Organization) of this Agreement shall indefinitely survive the Closing. The covenants, duties and obligations contained in the Definitive Agreements shall survive the Closing and continue until such covenants, duties and obligations have been fully performed in accordance with their respective terms.

                 (b) Any representation or warranty that would otherwise terminate in accordance with Section 12.1(a) will continue to survive, if Notice of any indemnification claim for breach of such representation or warranty (indicating with reasonable specificity the basis for such indemnification claim) shall have been delivered by the Indemnitee to the Indemnitor within the survival period provided for in Section 12.1(a), until the related claim for indemnification has been satisfied or otherwise resolved.

          12.2.  Indemnification by Hercules. Except as provided in the
                 ---------------------------
Environmental Annex, Hercules shall indemnify and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Buyer Indemnitees") from and against any and all Claims asserted against, imposed upon or incurred by any of the Buyer Indemnities arising out of or resulting from any of the following:

                 (a) any breach by Hercules of any of the representations or warranties made by Hercules in any of the Definitive Agreements;

                 (b) any failure by Hercules to perform any of its covenants or agreements contained in any of the Definitive Agreements;

                 (c) any failure by Hercules to pay, perform, discharge or satisfy when due any liability or obligations of Hercules and its Affiliates other than the Assumed Liabilities; and/or

                 (d) any Claim by Hercules stockholders asserted against Buyer to the extent that such Claim relates to the Transactions; provided, that it is
                                                           --------
not judicially determined that such Claim is based on the violation by Buyer of Applicable Law.

          12.3.  Indemnification by Buyer. Except as provided in the
                 ------------------------
Environmental Annex, Buyer shall indemnify and hold harmless Hercules, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "Hercules Indemnitees") from and against any and all Claims asserted against, imposed upon or incurred by any of the Hercules Indemnitees arising out of or resulting from any of the following:

                 (a) any breach by Buyer of any of the representations or warranties made by Buyer in any of the Definitive Agreements;

                 (b) any failure by Buyer to perform any of its covenants or agreements contained in any of the Definitive Agreements;

                 (c) any failure of Buyer to pay, perform, discharge or satisfy when due any liability or obligation of Buyer or any of its Affiliates, including any of the Assumed Liabilities; and/or

                 (d) any Claims arising during the time Hercules is deemed to operate the Gibbstown Plant and/or the Franklin Plant for the benefit of Buyer pursuant to Section 2.13 or serve as agent for Buyer under Contracts as described in Section 2.16, provided, that Hercules so operates and serves
                           --------
without material fault and consistent with past practices; and/or

                 (e) matters arising as a result of Buyer's operation of the Peroxides Business after the Closing.

          12.4.  Procedure for Indemnification.
                 -----------------------------

                 (a)  In the event that any Person seeking indemnity under this
Article 12 (the "Indemnitee") shall incur or suffer any Claim in respect of which indemnification may be sought hereunder against Hercules, on the one hand, or Buyer, on the other hand (as applicable, the "Indemnitor"), the Indemnitee shall assert a claim for indemnification by written Notice with reasonable information and details of the Claim as then known (the "Notice of Claim") to the Indemnitor stating the nature and basis of such Claim.

                 (b) Within thirty (30) days after receipt by an Indemnitee of written Notice of the assertion of a Claim or the commencement of any action, litigation or proceeding by any Third Person (a "Third Person Claim") with respect to any matter for which indemnification is or may be owing pursuant to either Section 12.2 or Section 12.3, as applicable, the Indemnitee shall give a Notice of Claim to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto. The failure of the Indemnitee to give the Indemnitor a Notice of Claim within such thirty (30) day period shall not release the Indemnitor of liability under this Article 12 with respect to such Third Person Claim unless the failure to give such Notice of Claim has substantially prejudiced the Indemnitor, in which case, Indemnitor shall be released of such liability to the extent of such prejudice. The Indemnitor shall have the right, at its option and at its own expense, to participate in or, by giving written Notice to the Indemnitee no later than thirty (30) days after delivery of the Notice of Claim, to take exclusive control of the defense and negotiations of the settlement of any such Third Person Claim with counsel reasonably satisfactory to the Indemnitee, whereupon the Indemnitor shall assume all Claims incurred by the Indemnitee with respect to such Third Person Claim. If the Indemnitor so assumes control, then the Indemnitee shall have the right to participate in the defense and negotiation of any such Third Person Claim with counsel of its own choosing; provided, that after timely Notice from the
                                  --------
Indemnitor to the Indemnitee of the Indemnitor's election to take control of the defense and negotiation of any Third Person Claim, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses incurred by the Indemnitee in connection with such participation (except reasonable expenses in connection with any hand-over of such action or cessation of the Indemnitee's involvement in such matter); provided, further that if the applicable Third
                             --------  -------
Person Claim is against, or if the defendants in any such action, litigation or proceeding shall include, both the Indemnitor and the Indemnitee and the Indemnitee reasonably concludes that there are defenses available to it that are different from or additional to those available to the Indemnitor or if the interests of the Indemnitee may be reasonably deemed to conflict with those of the Indemnitor, then the Indemnitee shall have the right to select one separate counsel and to assume and control the defense thereof with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnitor as incurred. At the expense of the Indemnitor, the Indemnitee and the Indemnitor shall cooperate with and render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third Person Claim or proceeding which assistance shall include making appropriate personnel reasonably available for any investigation, discovery or trial (the reasonable costs of such personnel to be borne by the Indemnitor). If the Indemnitor fails or refuses to undertake the defense of any such Third Person Claim within thirty (30) days after delivery of the Notice of Claim, then the Indemnitee shall have the right to take exclusive control of the defense and negotiation of the settlement of such Third Person Claim at the Indemnitor's expense and Indemnitor shall reimburse Indemnitee for all reasonable fees, expenses and disbursements of one counsel as incurred. In no event shall the party controlling the defense or negotiations in respect of any Third Person Claim settle or compromise such Third Person Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

                 (c) If the Notice of Claim does not relate to a Third Person Claim, then the Indemnitor shall have thirty (30) days after receipt of such Notice of Claim to object to the subject matter and the amount of the Claim for indemnification set forth in such Notice of Claim by delivering notice of objection thereof to the Indemnitee. The failure of the Indemnitee to give the Indemnitor a Notice of Claim shall not release the Indemnitor of liability under this Article 12 with respect to such Claim unless the Indemnitee has been aware of the nature and extent of such Claim for the relevant period and the failure to give such Notice of Claim has substantially prejudiced the Indemnitor, in which case, Indemnitor shall be released of such liability to the extent of such prejudice. If the Indemnitor sends notice to the Indemnitee objecting to the matters set forth in such Notice of Claim, then the Parties shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification. If the Indemnitee and the Indemnitor are unable to settle such dispute within thirty (30) days after the Indemnitee's receipt of the Indemnitor's notice objecting to the matters set forth in the Notice of Claim, then either the Indemnitee or the Indemnitor may initiate a proceeding in a court in the State of Delaware.

          12.5.  Limitation on Indemnification.
                 -----------------------------

                 (a) Hercules' indemnification obligations under Section 12.2(a) (with respect to Claims under this Agreement (including with respect to representations and warranties under the Environmental Annex and the Human Resources Agreement) only and not with respect to any of the Ancillary Documents) shall not arise for individual Claims in an amount less than twenty-five thousand dollars ($25,000) and until the sum of the aggregate amount of Claims for which Hercules is so required to indemnify exceeds one percent (1%) of the Purchase Price (the "Threshold Loss Amount"). Individual Claims that are similar in subject matter or that arise out of like or similar circumstances shall, where appropriate (based on all facts and circumstances including the nature and timing of the relevant Claim) constitute a single Claim for the purpose of this Section 12.5(a). Once the aggregate amount of Claims for which Hercules is so required to indemnify exceeds the Threshold Loss Amount, the Buyer Indemnitees shall be entitled to recover all Claims in excess of the Threshold Loss Amount. The foregoing Threshold Loss Amount restriction shall not apply to Claims for indemnification based upon any provision of any of Sections 5.2 (Hercules Organization) or 5.18 (Taxes) or based upon any information furnished by or on behalf of Hercules fraudulently.

                 (b) Hercules' aggregate liability under Section 12.2(a) (with respect to Claims under this Agreement (including with respect to representations and warranties under the Environmental Annex and the Human Resources Agreement) only and not with respect to any of the Ancillary Documents) shall not exceed an amount equal to twenty-five percent (25%) of the Purchase Price. The foregoing limitation of liability shall not apply to claims for indemnification based upon either of the provisions of Sections 5.2 (Hercules Organization) or 5.18 (Taxes) or based upon any information furnished by or on behalf of Hercules fraudulently.

          12.6.  Payment. With respect to Third Person Claims for which
                 -------
indemnification is payable under this Article 12, such indemnification shall be paid by the Indemnitor promptly upon: (i) the entry of a judgment against the Indemnitee in respect to such Third Person Claim and the expiration of any applicable appeal period without an appeal having been filed; (ii) the entry of a non-appealable judgment or final appellate decision against the Indemnitee in respect to such Third Person Claim; (iii) the closing under any settlement or similar agreement in respect to such Third Person Claim; or (iv) the entry of any final non-appealable consent order or decree binding upon the Indemnitee in respect to such Third Person Claim. Reasonable costs for expenses shall be paid by the Indemnitor as and when incurred by the Indemnitee.

          12.7.  Ancillary Documents. The applicable provisions of this Article
                 -------------------
12 shall also govern any right of indemnification granted by any provision of any of the Ancillary Documents and any indemnification procedure related thereto unless such provision or agreement specifically provides for a different indemnification right and/or procedure.

          12.8.  Subrogation. To the extent that an Indemnitor shall make
                 -----------
payment to an Indemnitee pursuant to this Agreement, the Indemnitor shall be subrogated to any and all rights and claims which the Indemnitee may have with respect to such indemnified Claims, but only to the extent of such payment. If any such amount shall be paid to the Indemnitor on account of any subrogation rights while the Indemnitee has outstanding any Claim for an indemnifiable loss, such amount shall be received in trust for the benefit of the Indemnitee and shall forthwith be applied to the satisfaction of such indemnifiable losses.

          12.9.  Exclusive Remedy. For those matters covered by Sections 12.2
                 ----------------
and 12.3, the indemnification provided for under this Article 12 shall be the exclusive remedy for monetary damages to the extent practicable.

                     ARTICLE 13 - RESOLUTION OF DISPUTES

          13.1.  Resolution Procedure. Each Party agrees to resolve disputes
                 --------------------
under this Agreement as provided for in this Article 13.

          13.2.  Resolution Panel.  The resolution panel shall consist of two
                 ----------------
members, i.e., a corporate officer of Hercules and a corporate officer of Buyer (the "Resolution Panel"). The Resolution Panel may act only by the affirmative and unanimous vote of both its members.

          13.3.  Exchange of Written Statements.  In the event of a dispute
                 ------------------------------
under this Agreement, either Party may give a Notice to the other Party requesting that the Resolution Panel in good faith try to resolve (but without any obligation to resolve) such dispute. Not later than fifteen (15) days after said Notice, each Party shall submit to the other Party a written statement setting forth such Party's description of the dispute and of the respective positions of the Parties on such dispute; and such Party's recommended resolution and the reasons why such Party feels its recommended resolution is fair and equitable. The Parties shall make appropriate arrangements so that the submission and exchange of such written statements of the Parties shall be simultaneous. Such statements represent part of a good-faith effort to resolve a dispute and as such, neither statement may be introduced as evidence or used as an admission against interest in any arbitral or judicial resolution of such dispute.

          13.4.  Good Faith Negotiations.  If the dispute continues unresolved
                 -----------------------
for a period of fifteen (15) days (or such longer period as the Resolution Panel may otherwise agree upon) after the simultaneous exchange of such written statements, then the Resolution Panel shall promptly commence good-faith negotiations to resolve such dispute but without any obligation to resolve it. The initial negotiating meeting shall be held in Cleveland, Ohio, if Hercules sent said Notice, and in Wilmington, Delaware, if Buyer sent said Notice.

          13.5.  Determination of Resolution Panel.  If the Resolution Panel
                 ---------------------------------
renders an agreed resolution on the matter in dispute, then both Parties shall be bound thereby. If the Resolution Panel does not render an agreed resolution within sixty (60) days after the commencement of good-faith negotiations, then either Party may submit the dispute to binding arbitration in accordance with
Section 13.6 hereof.

          13.6.  Arbitration.  A matter in dispute hereunder submitted for
                 -----------
resolution by arbitration shall be arbitrated in accordance with the then existing commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to (a) through (h) below.

                 (a) Upon the request of either Party, the Arbitration shall be conducted under the expedited rules of the American Arbitration Association for commercial arbitrations.

                 (b) The Arbitrators shall be three (3) independent arbitrators, with one appointed by each Party, and the two appointees selecting the third arbitrator in accordance with the said Rules. If either Party fails to select an arbitrator within ten (10) days after Notice of such failure from the other Party or the American Arbitration Association, then the American Arbitration Association shall appoint such arbitrator. If the two appointees are unable to agree on the third arbitrator, then the American Arbitration Association shall select the same.

                 (c) The arbitration hearing shall be held in Wilmington, Delaware, if the arbitration relates to a claim by Buyer, or Cleveland, Ohio, if the arbitration relates to a claim by Hercules, in either case at such date, time and place as established by the Arbitrators.

                 (d) The Arbitrators shall have power to rule on their own competency and on the validity of this Agreement to make reference to arbitration.

                 (e) Not later than fifteen (15) days after the conclusion of the arbitration hearing, but prior to the rendering of any arbitral decision and award, each Party may submit to the Arbitrators a written statement of such Party's (i) understanding and view of the Parties' respective positions on the dispute, and (ii) recommendation as to an appropriate resolution of the dispute and the reasons why it believes such resolution is appropriate. In reaching a decision on any dispute hereunder, the Arbitrators may take into account such statement.

                 (f) The Arbitrators must render their arbitral decision and award, which shall be final and binding on the Parties, and give a written opinion setting forth the basis of their decision, all not later than forty-five
(45) days after the conclusion of the Arbitration.

                 (g) Each Party shall take or cause to be taken all reasonable action to facilitate the conduct of the arbitration and the rendering of the arbitral award at the earliest possible date.

                 (h) The costs of the Arbitration shall be borne and paid equally by the Parties.

          13.7.  Injunctive Relief.  The Parties recognize and acknowledge that
                 -----------------
in the event of a potential, anticipatory or actual breach of any of this Agreement, it may be necessary or appropriate for the non-breaching Party to seek injunctive relief, if and to the extent legally available, in order to avoid harm or further harm to the non-breaching Party. If a Party desires injunctive relief, it may pursue the same in any court of competent jurisdiction; provided, however, that, if granted, such injunctive relief shall
              --------  -------
apply only to prevent a breach or further breaches and shall remain in effect only so long as the court deems necessary or appropriate to permit resolution of the underlying disputes in accordance with this Article 13. Neither the seeking of injunctive relief nor the granting thereof is intended or shall result in the application of a substantive or procedural law other than the applicable governing law pursuant to Section 14.8 hereof.

                         ARTICLE 14 - MISCELLANEOUS

          14.1.  Entire Agreement.  The Confidentiality Agreement and the
                 ----------------
Definitive Agreements (including the Annexes, Exhibits, Schedules and other documents referred to or contemplated herein or therein) constitute the entire agreement between the Parties and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof.

          14.2.  Successors and Assigns; Third Party Beneficiaries.  The terms
                 -------------------------------------------------
and conditions of the Definitive Agreements shall inure to the benefit of and be binding upon the respective successors and assigns of the parties thereto; provided, however, that none of the Definitive Agreements in whole, in material
--------  -------
part or otherwise may be assigned by any party thereto without the prior written consent of the other party. Notwithstanding the foregoing, (a) each party to any of the Definitive Agreements shall be entitled to assign all or any part of its rights and obligations under the Definitive Agreements to one or more of its Affiliates which, in the reasonable opinion of the relevant assignor, is capable of discharging any liabilities or obligations hereunder, and (b) each party to any of the Definitive Agreements shall be entitled to assign all or any part of its rights and obligations under the Definitive Agreements (i) to any purchaser of such party or of the business to which this Agreement relates and to any successors or assigns thereof, (ii) as a matter of law to the surviving entity in any merger, consolidation, equity exchange or reorganization involving such party or any of its successors or assigns, and
(iii) as collateral security to any lender, lenders or agent therefor. Nothing in the Definitive Agreements, express or implied, is intended to confer any rights or remedies thereunder on any Person other than Buyer or Hercules and their respective Affiliates or any Buyer Indemnitee or Hercules Indemnitee, or any of their respective successors and permitted assigns.

          14.3.  Headings.  The headings of the articles, sections and
                 --------
paragraphs contained in the Definitive Agreements and the Table of Contents, including the List of Annexes, Exhibits and Schedules are inserted for convenience only and shall not be deemed to constitute part thereof or to affect the construction thereof.

          14.4.  Modification and Waiver.  No amendment, modification or
                 -----------------------
alteration of the terms or provisions of any of the Definitive Agreements shall be binding unless the same shall be in writing and duly executed by the parties thereto, except that any of the terms or provisions of the Definitive Agreements may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of the Definitive Agreements shall be deemed to or shall constitute a waiver of any provision hereof or in any of the other Definitive Agreements (whether or not similar). No delay on the part of any party to any of the Definitive Agreements in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          14.5.  Expenses.  Except as otherwise expressly provided in the
                 --------
Definitive Agreements, each Party shall pay all costs and expenses of every kind incurred by it or on its behalf in connection in any way with the preparation and negotiation of the Definitive Agreements and/or the Transactions, including all fees and expenses of its own financial consultants, accountants and counsel fees.

          14.6.  Notices.  Any notice, request, instruction or other document to
                 -------
be given hereunder by any Party to any other Party shall be in writing and delivered personally, by telecopy and confirmed by mail, or sent by registered or certified mail, postage prepaid, or sent by overnight courier (e.g., Federal Express, Airborne or UPS) (a "Notice"):

               (a)  if to Hercules to:

                    Hercules Incorporated
                    Hercules Plaza
                    1313 North Market Street
                    Wilmington, Delaware  19894-0001
                    Telecopier:  (302) 594-7252
                    Attention:   General Counsel

                    with a copy to:

                    Hercules Incorporated
                    Hercules Plaza
                    1313 North Market Street
                    Wilmington, Delaware  19894-0001
                    Telecopier:  (302) 594-7038
                    Attention:   Chief Counsel, Dispute Resolution

               (b)  if to Buyer to:

                    GEO Specialty Chemicals, Inc.
                    28601 Chagrin Boulevard
                    Suite 210
                    Cleveland, Ohio  44122
                    Telecopier:  (216) 765-1307
                    Attention:   George P. Ahearn, President

                    and with a copy to:

                    Thompson Hine & Flory LLP
                    3900 Key Center
                    127 Public  Square
                    Cleveland, Ohio  44114
                    Telecopier:  (216) 566-5800
                    Attention:   Stuart Welburn, Esq.

or at such other address for a Party as shall be specified by like Notice. Any Notice which is delivered in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (evidenced, in the case of a telecopy, by the receipt of the correct telecopier confirmation).

          14.7.  Specific Performance and Other Remedies.
                 ---------------------------------------

                 (a) Subject to Article 13, each and all of the rights and remedies of a Party provided in or under the Definitive Agreements shall be in addition to all rights and remedies provided at law, in equity or otherwise. Such rights and remedies shall be cumulative, and the use of any right or remedy at any time or from time to time shall not preclude or affect the use of the same or any other similar or dissimilar right or remedy.

                 (b) In no event shall any Party be liable for punitive, consequential, special, incidental or similar damages under or in connection with this Agreement.

          14.8.  Governing Law.  The validity, performance and enforcement of
                 -------------
the Definitive Agreements shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of Delaware or any other jurisdiction, except that (a) with respect to matters regarding the transfer of title to the Real Property or Purchased Buildings, the laws of the state or jurisdiction where any Real Property or Purchased Building is located shall govern, without giving effect to the principles of conflict of laws of such state or jurisdiction, and (b) with respect to matters regarding the transfer of right, title to and interest in any Contract or any Permit, the laws governing such Contract or Permit shall govern, without giving effect to the principles of conflicts of law thereof.

          14.9.  Bulk Sales Laws.  The Parties waive compliance with the so
                 ---------------
called "bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where applicable to the Purchased Assets and any other "bulk sales" provisions or laws of any jurisdiction that may be applicable to the Transactions.

          14.10.  Counterparts.  The Definitive Agreements may be executed in
                  ------------
one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

          14.11.  Severability.  If any provision of the Definitive Agreements
                  ------------
or the application of any such provision to any Person(s) or circumstance(s) shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision thereof and the affected Definitive Agreements shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part thereof.



                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer on its behalf as of the date first above written.

                                      HERCULES INCORPORATED


                                      By: /s/ Dominick W. DiDonna
                                         --------------------------------
                                      Name:   Dominick W. DiDonna
                                      Title: Executive Vice President,
                                             Corporate Development


                                      GEO SPECIALTY CHEMICALS, INC.


                                      By: /s/ George P. Ahearn
                                         ---------------------------------
                                         George P. Ahearn
                                         President & Chief Executive Officer

                                                                         Annex I
                                  DEFINITIONS
                                  -----------

          "Accounts Receivable" has the meaning set forth in Section 2.1(i).

          "Act" has the meaning set forth in Section 4.2(b)(i).

          "Affiliates" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person (i) means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and (ii) shall be presumed if a Person has the direct or indirect power to appoint or have elected more than fifty percent (50%) of the governing body (e.g., board of directors) of such Person or has direct or indirect ownership of more than fifty percent (50%) of the voting shares or securities of such Person. Sometimes herein Affiliate(s) of Buyer or of Hercules are referred to individually and collectively as a Buyer Affiliate, Buyer Affiliates, Hercules Affiliate or Hercules Affiliates, as the case may be.

          "Agreement" means this Sale and Purchase Agreement and each and all of the other schedules, annexes and exhibits referred to herein or attached hereto.

          "Ancillary Documents" means, collectively, the Bill of Sale, Plant Operating Agreement, the Tolling Agreements, the Transition Services Agreement and all other documents and certificates delivered by either Party at the Closing.

          "Applicable Laws" means any applicable law, ordinance, regulation, or other requirement, including Environmental Laws,(as defined in the Environmental Annex) having the effect of law, of any Governmental Agency in effect and as interpreted or enforced from time to time.

          "Assumed Liabilities" has the meaning set forth in Section 2.4.

          "Authority" means any foreign, national, federal, state or local governmental, judicial or regulatory body or agency or authority within or without the United States.

          "Beringen Plant" means the Hercules manufacturing plant in Beringen, Belgium.

          "Beringen Option" has the meaning set forth in Section 2.6.

          "Bid" means any quotation, bid or proposal of any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto, that if accepted or awarded would lead to a Contract with any Person for the development, design, manufacture and/or sale of products or the provision of services by the Peroxides Business.

          "Bill of Sale" means the Bill of Sale to be executed and delivered at the Closing and in form and substance reasonably acceptable to Hercules and Buyer with respect to the Purchased Assets.

          "Books and Records" means all carved out books, paper and print-outs of Hercules' electronic records and data, including correspondence, bookkeeping and accounting papers, invoices, bills of sale and other instruments and documents of title to Peroxides Business Items that relate solely to the Purchased Assets.

          "Business Day" means any day other than a Saturday, Sunday or federal or state holiday or day on which banks in Delaware are required or permitted by law to be closed.

          "Business Lease" has the meaning set forth in Section 5.8(b).

          "Buyer Material Adverse Effect" means any material adverse effect upon or change in (i) the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of Buyer, or (ii) Buyer's ability to consummate its part of the Transactions.

          "Buyer Indemnitees" has the meaning set forth in Section 12.2.

          "Claims" means any and all damages, deficiencies, demands, debts, obligations, losses, claims, product liability claims, actions, suits, arbitrations, proceedings, liabilities, actual damages, fines, penalties, assessments, Orders, costs and expenses (including reasonable expenses, reasonable settlement payments, reasonable investigation expenses and reasonable attorney's fees) of every kind (whether absolute, accrued, contingent or other). The foregoing described items include those asserted against or incurred by an Indemnitee from an Indemnitor. Any payments made as a Post-Closing Adjustment of the Purchase Price in accordance with Section 3.2 shall not be a Claim for purposes of this Agreement.

          "Closing" has the meaning set forth in Section 4.1.

          "Closing Date" has the meaning set forth in Section 4.1.

          "Closing Date Peroxides Business Balance Sheet" means the internally prepared, carved-out, unaudited balance sheet of the Peroxides Business as of the Closing Date.

          "Commingled Items" has the meaning set forth in Section 2.15.

          "Competing Business" has the meaning set forth in Section 8.1.

          "Confidentiality Agreement" means the letter agreement between the Parties dated October 16, 2000, as supplemented by the letter dated January 30, 2001.

          "Consent" has the meaning set forth in Section 4.4(a).

          "Contracts" has the meaning set forth in Section 2.1(e).

          "Conveyance Deadline" has the meaning set forth in Section 7.9.1(c).

          "Definitive Agreements" means, individually and collectively, this Agreement and the Ancillary Documents.

          "Dispute Resolution Procedure" means the process described in Article 13 of this Agreement.

          "Encumbrances" means all liens, Claims, charges, security interests, pledges, mortgages or other conditions, restrictions, rights of way, limitations, agreements and encumbrances or rights or Claims of others (including, without limitation, any options or similar rights) of any character whatsoever.

          "Environmental Annex" means the Environmental Annex attached to this Agreement as Annex III.
             ---------

          "Equipment" has the meaning set forth in Section 2.1(c).

          "Excluded Contract" means any agreement, or right or obligation within any agreement, not relating or pertaining to the Peroxides Business or other contract listed on Schedule 1.1.
                   ------------

          "Excluded Equipment" has the meaning set forth in Section 2.2(c).

          "Excluded Items" has the meaning set forth in Section 2.2.

          "Excluded Resins Businesses" means the business (including research, development, distribution, manufacturing, sales and marketing) of Hercules' Resins Division related to hydrocarbon resins, gum rosin resins, terpene specialties and terpene resins, including resins and liquids, wood rosins and by-products and derivatives of each of them and toner resins, and all rights, title and interest related thereto.

          "FIRPTA Certificate" has the meaning set forth in Section 4.2(b)(i).

          "Franklin Buildings" has the meaning set forth in Section 2.1(b).

          "Franklin Common Areas" has the meaning set forth in Section 7.9.2(e).

          "Franklin Declaration" has the meaning set forth in Section 7.9.2(g).

          "Franklin Ground Lease" has the meaning set forth in Section 7.9.2(a).

          "Franklin Land" has the meaning set forth in Section 2.1(b).

          "Franklin Leasehold Policy" has the meaning set forth in Section 7.9.2(d).

          "Franklin Memorandum of Lease" has the meaning set forth in Section 7.9.2(b).

          "Franklin Plant" has the meaning set forth in Section 2.1(b).

          "Franklin Retained Property" has the meaning set forth in Section
7.9.2.

          "Franklin Survey" has the meaning set forth in Section 7.9.2(e).

          "GAAP" means U.S. generally accepted accounting principles, consistently applied, except for certain required footnotes, schedules and disclosures that the Parties agree in writing, in a schedule to the Agreement, to exclude.

          "Gibbstown Declaration" has the meaning set forth in Section 7.9.1(b)(xi).

          "Gibbstown Easements" means the Gibbstown Wastewater Pipeline Easement, the Gibbstown Permanent Roadway Easement and the Gibbstown Environmental Access Easement.

          "Gibbstown Ground Lease" has the meaning set forth in Section 7.9.1(b)(iii).

          "Gibbstown Memorandum of Lease" has the meaning set forth in Section 7.9.1(b)(iii).

          "Gibbstown Land" has the meaning set forth in Section 2.1(a).

          "Gibbstown Leasehold Policy" has the meaning set forth in Section 7.9.1(b)(v).

          "Gibbstown Owner's Policy" has the meaning set forth in Section 7.9.1(c)(iii).

          "Gibbstown Plant" has the meaning set forth in Section 2.1(a).

          "Gibbstown Reciprocal Access Easement" has the meaning set forth in
Section 7.9.1(b).

          "Gibbstown Retained Property" has the meaning set forth in Section 7.9.1(a).

          "Gibbstown Survey" has the meaning set forth in Section
7.9.1(b)(viii).

          "Governmental Agency" means any foreign, national, federal, state or local governmental, judicial, regulatory or administrative body, board, commission, court, panel, tribunal, agency, instrumentality, authority, or political subdivision thereof within or without the United States.

          "Hercules Insurance" means any and all insurance policies, self-insurance programs and other forms of insurance purchased, acquired, accepted or maintained by Hercules to cover risks to or losses of any Peroxides Business Item prior to the Closing.

          "Hercules Manuals" has the meaning set forth in Section 8.8.

          "Hercules Peroxides Affiliate" has the meaning set forth in Section
5.3.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Human Resorces Agreement" means the Human Resources Agreement attached to this Agreement as Annex II.
                              --------

          "Indemnitee" has the meaning set forth in Section 12.4(a).

          "Indemnitor" has the meaning set forth in Section 12.4(a).

          "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all re-issuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof listed on Schedule
                                                                 --------
2.1(g), (b) all trademarks and service marks listed on Schedule 2.1(g), together
------                                                 ---------------
with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registration, and renewals in connection therewith, (e) all know-how, trade secrets, technical information and confidential business information (whether patentable or unpatentable and whether or not reduced to practice), including, ideas, research and development, formulas, compositions, manufacturing and production processes, techniques and methods, technical data, designs, drawings, blue prints, patterns, specifications, assembly procedures, test procedures, instruction manuals, operation manuals, maintenance manuals, reliability data, quality control data, customer and supplier lists, parts lists, pricing and cost information and business and marketing plans and proposals, (f) all computer software (excluding corporate standard software) used solely in the Peroxides Business (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Inventories" has the meaning set forth in Section 2.1(d).

          "Judgment Liens" has the meaning set forth in Section 7.9.1(b)(iv).

          "Knowledge" means, with respect to any representation, warranty or statement of any Person in any of the Definitive Agreement that is qualified by such Person's "knowledge:" (a) in the case of Hercules, the actual knowledge of any of the individuals identified on Schedule 1.1 and (b) in the case of Buyer,
                                     ------------
the actual knowledge of any of the individuals identified on Schedule 1.1.
                                                             ------------

          "Leases" has the meaning set forth in Section 5.8(b).

          "Leased Personal Property" has the meaning set forth in Section
5.9(b).

          "Leased Real Property" has the meaning set forth in Section 5.8(b).

          "Liens" has the meaning set forth in Section 5.8(a)(i).

          "Material Permits" has the meaning set forth in Section 5.19(b).

          "Notice" has the meaning set forth in Section 14.6.

          "Notice of Claim" has the meaning set forth in Section 12.4(a).

          "Order" means any judgment, order, writ, decree, injunction or other determination of any Authority or arbitrator or similar body whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

          "Ordinary Course" means any and all conduct or operation of the Peroxides Business or of a business, item, matter or activity related to or in connection with the Peroxides Business and the ownership, possession and use of the Peroxides Business Items, all in the ordinary course.

          "Owned Real Property" has the meaning set forth in Section 5.8(a).

          "Permits" means all rights and incidents of interest in and to all licenses, certificates, consents, permits, approvals and other authorizations of any Authority relating to the operation of the Peroxides Business, including those required under any Environmental Laws, (as defined in the Environmental Annex) statutes, Orders, rules and regulations.

          "Permitted Encumbrances" means, as of any particular time: (a) liens for current state and local property taxes not yet due and payable; (b) covenants, restrictions, rights-of-way, easements, limitations and agreements contained in instruments of record which, individually or in the aggregate, are not material in character, amount or extent and which do not adversely affect, detract from or inhibit the use or value of the Peroxides Business Items, the Gibbstown Plant, Franklin Plant or the conduct of the Peroxides Business together with the Gibbstown Reciprocal Access Easement, the Water Line Easement and the Gibbstown Declaration and the Gibbstown Ground Lease and the Franklin Declaration and Franklin Ground Lease as provided under this Agreement; and (c) the items, if any, listed in Schedule 1.1, which, individually or in the
                             ------------
aggregate, are not material in character, amount or extent and which do not, individually or in the aggregate, adversely affect, detract from or inhibit the use or value of the Peroxides Business Items or the conduct of the Peroxides Business.

          "Peroxides Area" means, the area of the manufacturing facility designated as such in the Plant Operating Agreement.

          "Peroxides Business" means the entire peroxides business of Hercules, including the research, development, distribution, manufacturing, marketing and sales of the peroxides products; but excluding: the Excluded Contracts, the Excluded Equipment, the Excluded Items, the Excluded Resins Businesses, and the Beringen Plant and its employees.

          "Peroxides Business Financial Statements" means the internally prepared, carved-out, unaudited balance sheet of the Peroxides Business as of December 31, 2000 and the statement of operations for the Peroxides Business for the one year period ending December 31, 2000.

          "Peroxides Business Items" means, individually and collectively, the Purchased Assets and the Assumed Liabilities.

          "Peroxides Confidential Information" means all information and data relating to the Peroxides Business, without regard to form or medium, including technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, business concepts, systems and methodologies of business operations, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, including credit information, which is not commonly known by or available to the public.

          "Peroxides Material Adverse Effect" means a material adverse effect upon or change in (a) the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of Hercules or the Peroxides Business taken as a whole, or (b) the ability to continue to conduct the Peroxides Business, or (c) Hercules' ability to consummate the Transactions.

          "Peroxides Material Contracts" has the meaning set forth in Section 5.11(a).

          "Peroxides Materiality Standard" means, to the extent that the item(s) or matter(s) in question, individually or in the aggregate, would or could be reasonably expected to have a Peroxides Material Adverse Effect.

          "Person" means an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate, agency or other entity and any Authority.

          "Plant Operating Agreement" means the Plant Operating Agreement to be executed at the Closing between Hercules and Buyer related to the peroxides business located at Hercules' Franklin, Virginia, U.S.A. facility, substantially in the form of Exhibit A attached hereto.
               ---------

          "Post-Closing Adjustment" has the meaning set forth in Section 3.2.

          "Pre-Closing Period" means the period between the execution of this Agreement and the Closing.

          "Purchase Price" has the meaning set forth in Section 3.1.

          "Purchased Assets" has the meaning set forth in Section 2.1.

          "Resolution Panel" has the meaning set forth in Section 13.2.

          "Retained Liabilities" has the meaning set forth in Section 2.5.

          "Subdivision Approvals" has the meaning set forth in Section 7.9.1(c)(i).

          "Super Contract Consents" are those consents listed on Schedule
                                                                 --------
5.11(b).
-------

          "Taxes" means (a) any tax, charge, fee, levy or other assessment, including any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, withholding, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any Authority or (b) any liability for payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation Section 1.1502-6 or comparable applicable law.

          "Third Party Lease" has the meaning set forth in Section 5.8(a)(ii).

          "Third Person" or "Third Persons" shall mean Person(s) other than Buyer, Hercules, their respective Affiliates [and Persons who are, at the relevant time,] their respective directors, officers, employees, agents, consultants, representatives and successors.

          "Third Person Claim" has the meaning set forth in Section 12.4(b).

          "Threshold Loss Amount" has the meaning set forth in Section 12.5(a).

          "Title Company" has the meaning set forth in Section 7.9.1(b)(v).

          "Tolling Agreements" means the Tolling Agreements between the Parties substantially in the form attached to this Agreement as Exhibits B-1 and B-2 to
                                                        ------------     ---
be executed and delivered at Closing.

          "Transactions" means individually and collectively the following: (a) the execution and delivery of each and all of the Definitive Agreements; (b) the sale, assignment, transfer and delivery by Hercules to Buyer of all right, title and interest of Hercules in, to and under the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, and the purchase, receipt and acceptance by Buyer of such right, title and interest; (c) the assumption by Buyer of the Assumed Liabilities; (d) the effectuation and implementation of each and all other transactions contemplated by the Definitive Agreements; and
(e) the taking of any and all action necessary to accomplish the foregoing.

          "Utilities Services Agreement" has the meaning set forth in Section 7.9.2(h).

          "Water Line" has the meaning set forth in Section 7.9.1(b)(vi).

          "Water Line Easement" has the meaning set forth in Section
7.9.1(b)(vi).